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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

                                   ----------

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned, IPG Photonics Corporation (the "Corporation"), a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is IPG PHOTONICS CORPORATION.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 2, 1998 and a Certificate of Amendment was filed on March 30, 2000.

     3. The Amended and Restated Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     4. The text of the Certificate of Incorporation is amended and restated in full to read as follows:

     FIRST: The name of the corporation (the "Corporation") is "IPG Photonics Corporation."

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: Total number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000 shares of which 50,000,000 shares shall be designated Common Stock, par value of $.0001 per share ("Common Stock"), and 5,000,000 shares shall be designated Preferred Stock, par value of $.0001 per share ("Preferred Stock").

     The Board of Directors is authorized, subject to limitations prescribed by law and the terms of this Certificate, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

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     A. Series A Preferred Stock.

          Any capitalized terms not otherwise defined in this Section A are defined in Section A.7.1 hereof.

     Section 1. Designation and Amount

          1.1 There shall be a series of the Preferred Stock which shall be designated as the "Series A Preferred Stock," par value $.0001 per share, and the number of shares constituting such series shall be Five Hundred Thousand (500,000). Subject to Section A.5.3, such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation with respect to shares of Series A Preferred Stock.

          1.2 The Corporation shall not reissue any shares of the Series A Preferred Stock and shall from time to time in accordance with applicable law increase the authorized amount of its Common Stock in the event that the number of authorized shares of Common Stock remaining available for issuance shall not be sufficient to permit conversion of the Series A Preferred Stock.

     Section 2. Dividends and Distributions. If any cash dividends or non-cash dividends or other distributions (other than distributions of Common Stock) are declared by the Board of Directors to be paid on any shares of Common Stock, then a dividend shall be paid at the same time to the holders of the outstanding shares of the Series A Preferred Stock at a rate per share equal to the product of (i) such per share dividend or other distribution declared by the Board of Directors on the Common Stock multiplied by (ii) the Conversion Ratio (as defined in Section A.5.3 below) then in effect.

     Section 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, or upon any Liquidating Merger, each holder of shares of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Common Stock, from the assets of the Corporation available for distribution to its Stockholders, whether from capital, surplus or earnings, an amount in cash equal to the sum of the aggregate Liquidation Value of all shares of Series A Preferred Stock held by such holder. Prior to the liquidation, dissolution or winding up of the Corporation or to any Liquidating Merger, the Corporation shall declare for payment all accrued and unpaid dividends, if any, with respect to the Series A Preferred Stock as set forth in Section A.2. If upon any such liquidation, dissolution or winding up of the Corporation or any such Liquidating Merger, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by each such holder. The Corporation shall give written notice of such liquidation, dissolution or winding up or of such Liquidating Merger, not less than 30 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities that is a wholly-owned subsidiary of the Corporation, nor the sale or transfer by the Corporation of all or any part of its assets to any such wholly-owned subsidiary, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution winding up or Liquidating Merger of the Corporation within the meaning of


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this Section 3. After distribution of the holders of Series A Preferred Stock of the full preferential amount set forth above, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of shares of Common Stock pro rata based on their respective shareholdings on a fully diluted basis.

     Section 4. Voting Rights. The holders of the Series A Preferred Stock, voting as a class, shall be entitled to vote as provided by applicable law and as herein provided.

          4.1 Protective Voting Provisions. So long as shares of the Series A Preferred Stock shall be outstanding, without first obtaining the approval (by vote or written consent, as provided by law or by the Certificate of Incorporation or the bylaws of the Corporation, each as amended from time to time) of the holders of more than fifty percent of the outstanding shares of Series A Preferred Stock, voting separately as a class, the Corporation shall not:

               (i) increase the authorized number of shares of Series A Preferred Stock; or

               (ii) affect, alter, amend, repeal or waive the rights, preferences or privileges of the holders of the Series A Preferred Stock as set forth herein.

          4.2 Other Voting Provisions. The holders of the Series A Preferred Stock shall not be entitled to vote on any matter on which the holders of Common Stock shall be entitled to vote (including the election of directors), except as otherwise required by law.

     Section 5 Conversion.

          5.1 Elective Conversion. At any time after March 30, 2002, at his, her or its absolute and sole discretion, any holder of shares of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a share) held by such holder, into a number of fully paid and nonassessable shares of Conversion Stock equal to the Conversion Ratio then in effect by delivery to the Corporation of a number of shares of Series A Preferred Stock having a value equal to the Conversion Price to be converted, and by surrendering such holder's certificate(s) in accordance with Section
A.5.6 hereof, and subject to Section A.5.7 hereof.

          5.2 Automatic Conversion. Immediately following the closing of (i) a Qualified IPO or (ii) the consummation of any merger or sale of a majority of the Common Stock of the Corporation or of all or substantially all of its assets (other than a merger with or sale to an Affiliate of the Corporation) in which the holders of the Common Stock (assuming conversion of all convertible securities of the Corporation) would be entitled to receive in a liquidation consideration worth at least $500,000,000, then any and all outstanding shares of Series A Preferred Stock shall automatically convert to Conversion Stock at the then effective Conversion Ratio without any further action on the part of any holder of the Series A Preferred Stock, subject to Sections A.5.8 and Section A.5.9 hereof. Upon such automatic conversion, each share of Series A Preferred Stock shall be canceled and not subject to reissuance as Series A Preferred Stock, but shall rather be undesignated and unreserved Preferred Stock of the Corporation.

          5.3 Conversion Ratio. The "Conversion Ratio" shall be determined by dividing the Original Liquidation Price by the Conversion Price (as defined in Section A.5.4 hereof).


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          5.4 Conversion Price. The initial Conversion Price shall equal $10.00 per share. The Conversion Price shall be subject to adjustment from time to time as follows:

               5.4.1 Definitions. For purposes of this Section A.5.4, the following definitions shall apply:

                    (i) "Additional Shares" shall mean all shares of Common Stock issued (or, with respect to options, rights or warrants, deemed to be issued in accordance with Section A.5.4.2) by the Corporation after the date that the original of the Series A Preferred Stock Certificate of Designation is filed with the Secretary of State of the State of Delaware, other than in any of the following transactions:

                         (a) in connection with the issuance to directors,
officers, employees, or consultants of the Corporation or its Affiliates, in connection with their service to the Corporation, of options, rights, or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock pursuant to stock purchase or stock options plans or agreements on terms from time to time approved by the Board of Directors;

                         (b) upon the issuance of securities in an underwritten
offering of the Corporation's equity securities to the public pursuant to an effective registration statement under the Securities Act;

                         (c) upon conversion of Series A Preferred Stock;

                         (d) upon the issuance of a stock dividend declared by
the Board of Directors to be paid on the Common Stock as a class, or upon any stock split or other subdivision or combination of Common Stock;

                         (e) upon the exercise of options, rights, or warrants
to subscribe for, purchase or otherwise acquire Common Stock or Series A Preferred Stock outstanding or committed to be issued the date that the original of the Series A Preferred Stock Certificate of Designation is filed with the Secretary of State of the State of Delaware or described in (a) above;

                         (f) upon the exercise of warrants delivered in
connection with borrowings, lines of credit or other credit facilities extended to the Corporation;

                         (g) in connection with a strategic alliance or
partnership, or joint venture or development arrangement with any non-Affiliated Person;

                         (h) upon the issuance of shares issued in respect of
the antidilution provisions of this Certificate of Incorporation or other antidilution provisions governing the Corporation's securities; or

                              (i) in connection with the issuance to an
Affiliate of the Corporation of securities of the Corporation, provided that such issuance does not cause the Corporation's issued Common Stock to exceed 50,000,000 shares, taking into consideration reserves for stock options, warrants, Conversion Shares and other series of convertible preferred shares issued after the date that the original of the Series A Preferred Stock Certificate of Designation is filed with the Secretary of State of Delaware.


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                              (ii) "Consideration" shall mean the following:

                                   (a) In the case of the issuance of Common
Stock for cash, the Consideration shall be deemed to be the aggregate amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof and excluding amounts paid or payable for accrued interest or accrued dividends thereon.

                                   (b) In the case of the issuance of Common
Stock for a consideration in whole or in part other than cash, the Consideration other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that if, at the time of such determination, the Common Stock is traded in the over-the-counter market, the Nasdaq Stock Market, or on a national or regional securities exchange (or if other securities constituting such Consideration are traded in the over-the-counter market, the Nasdaq Stock Market or on a national or regional securities exchange), such fair value as determined by the Board of Directors shall not exceed the Current Market Value (as defined in Section A.5.4.1(iii)) of the Common Stock or of such other securities.

                                   (c) In the case of the granting or issuance
of options to purchase or rights to subscribe for Common Stock that are deemed to be Additional Shares under Section A.5.4.1(i) hereof, such Additional Shares shall be deemed to be issued at the time such options or rights were granted or issued and for a consideration equal to the Consideration (determined in the manner provided in Section A.5.4.1(ii)(a) and Section A.5.4.1(ii)(b) hereof), if any, received by the Corporation upon the issuance of such options or rights, plus the additional minimum aggregate amount (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution), if any, to be received by the Corporation upon the exercise of such options or rights.

                                   (d) In the case of the granting or issuance
of securities by their terms convertible into or exchangeable for Common Stock that are deemed to be Additional Shares under Section A.5.4.1(i) hereof, such Additional Shares shall be deemed to be issued at the time such securities were granted or issued and for a consideration equal to the Consideration (determined in the manner provided in Sections Section A.5.4.1(ii)(a) and Section A.5.4.1(ii)(b) hereof), if any, received by the Corporation for such securities (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum aggregate amount (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) of consideration (determined in the manner provided in Sections Section A.5.4.1(ii)(a) and Section A.5.4.1(ii)(b) hereof), if any, to be received by the Corporation upon the conversion or exchange of such securities.

                                   (e) In the case of the granting or issuance
of options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock that are deemed to be Additional Shares under Section A.5.4.1(i) hereof, such Additional Shares shall be deemed to be issued at the time such securities were issued or the options or rights were granted or issued or for a consideration equal to the Consideration (determined in the manner provided in Section A.5.4.1(ii)(a) and Section A.5.4.1(ii)(b) hereof), if any, received by the Corporation for such options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional Consideration (determined


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in the manner provided in Sections Section A.5.4.1(ii)(a) and Section
A.5.4.1(ii)(b) hereof), if any, to be received by the Corporation upon the exercise of such options or rights.

                                   (f) In the case of the issuance of Common
Stock without consideration, the Consideration shall be deemed to be $0.0001 per share, or such lesser amount as shall be the then par value of the Common Stock.

                              (iii) "Current Market Value" of a given security
on any given date shall be deemed to be the average of the daily closing prices per share of the security for 20 consecutive business days selected by the Corporation before such date. The closing price for each day shall be the last sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national or regional securities exchange on which the security is listed or admitted to trading or on the Nasdaq Stock Market or, if it is not listed or admitted to trading on any national or regional securities exchange or on the Nasdaq Stock Market, the average of the closing and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose, or if it is not a publicly traded company, as determined by the Board of Directors of the Corporation in a good faith resolution, based upon the best information available to it.

               5.4.2 The maximum number of shares of Common Stock deliverable upon the exercise, conversion or exchange of options, rights or warrants to subscribe for, purchase or otherwise acquire Common Stock or Series A Preferred Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) shall be deemed to be exercised, converted or exchanged immediately upon any such grant or issuance. In the case that options or rights granted or issued as set forth in Section A.5.4.1 (i) (c) or Section A.5.4.1(i)(e) expire, or in the case that all of the rights to exchange or convert securities issued as set forth in Section A.5.4.1(i)(d) terminate, in each case having been issued by the Corporation for Consideration (as determined pursuant to Section A.5.4.1(i)(c), Section A.5.4.1(i)(d) and Section A.5.4.1(i)(e) above), the Conversion Price shall forthwith be appropriately readjusted to such Conversion Price as would have been in effect at the time of such expiration or termination had such options or rights or securities, to the extent outstanding immediately prior to such expiration or termination, never been granted or issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

               5.4.3 If the Corporation shall issue any Additional Shares without Consideration or for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares, the Conversion Price shall be adjusted according to the following formula:

                    CP  = ((OS x OCP) + C) / (OS + NS)

                    where

                    CP  = Adjusted Conversion Price;

                    OS  = Shares of Common Stock or Common Stock Equivalents
                          outstanding or deemed outstanding (including those shares deemed to be issued as a result of previous adjustments of the Conversion Price pursuant to Section A.5 hereof), on a fully diluted, as-converted basis immediately prior to such issuance of Additional Shares;


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                    OCP = Conversion Price in effect immediately prior to such issuance of Additional Shares;

                    C   = Consideration (as calculated in accordance with
                          Section A.5.4.1(ii) hereof), if any, received by the Corporation in such issuance of Additional Shares; and

                    NS  = Number of Additional Shares (but excluding the
                          additional shares of Common Stock deemed issued only as a result of such adjustment of the Conversion Price).

               5.4.4 No adjustment of the Conversion Price shall be made if such adjustment would result in a change in a Conversion Price in an amount less than
0.01 per share. Any Additional Shares issued or deemed issued (and any Consideration received or deemed received) shall be included in subsequent future adjustments, but only until such change in the Conversion Price as a result of such cumulative adjustments is equal to at least $0.01 per share.

               5.4.5 No adjustment of the Conversion Price shall be made in respect of non-stock dividends on the Common Stock or the Series A Preferred Stock.

               5.4.6 On any change in the number of shares of Common Stock deliverable upon (i) the exercise of any options or rights deemed to be Additional Shares under Section A.5.4.1(i) hereof, or (ii) the conversion of or exchange for convertible or exchangeable securities deemed to be Additional Shares under Section A.5.4.1(i) hereof, or (iii) the conversion of or exchange for convertible or exchangeable securities issuable upon the exercise of any options or rights deemed to be Additional Shares under Section A.5.4.1(i) hereof, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, then the Conversion Price for the Series A Preferred Stock shall forthwith be readjusted to reflect such change with respect to (x) such options or rights not exercised prior to such change, or
(y)such securities not converted or exchanged prior to such change, or (z) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be.

               5.4.7 If the number of shares of Common Stock outstanding at any time after the effective date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, or the effective date of such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

               5.4.8 If the number of shares of Common Stock outstanding at any time after the effective date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the effective date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.


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               5.4.9 Notwithstanding anything seemingly to the contrary herein, in no event whatsoever shall the Conversion Price be adjusted to a number less than the par value of the Conversion Stock; such an adjustment shall be deemed not to be "appropriate" within the meaning of this Section A.5.

          5.5 Reorganization or Reclassification. In the event of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any related series of such transactions, the shares of Series A Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property or cash of the Corporation or entity resulting from such reorganization or reclassification to which such holder would have been entitled, if immediately prior to such reorganization or reclassification, such holder had converted the shares of Series A Preferred Stock held by such holder to Common Stock immediately prior to such reorganization or reclassification.

          5.6. Mechanics of Elective Conversion. Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Conversion Stock pursuant to Section A.5.1 hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed or in blank, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock (or, in addition to the aforementioned places, at such other place as the Board of Directors may reasonably designate), and shall give written notice to the Corporation (in the manner described in Section A.7.3 hereof) at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Conversion Stock are to be issued. The Corporation shall use its commercially reasonable efforts promptly to (subject to Section A.5.9), issue and deliver at such office to such holder of shares of Series A Preferred Stock, or to the nominee or nominees of such holder, (x) a certificate or certificates for the number of shares of Conversion Stock to which such holder shall be entitled as herein provided, (y) a certificate representing any shares of Series A Preferred Stock not so converted and (z) an amount of cash equal to accrued but unpaid dividends on the shares converted, calculated through the date of such conversion and, if applicable, the payment required by Section A.5.7 and Section
A.5.8. Any conversion shall be deemed to have been made immediately prior to the close of business on (i) the date such written notice is given (provided that such holder's certificate or certificates are delivered to the Corporation within two business days after such notice is given) or (ii) in any other case, on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Conversion Stock on such date. Notwithstanding the foregoing, no written notice of election to convert or surrender of certificates shall be required in the event of an automatic conversion pursuant to Section A.5.2.

          5.7 Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock into Conversion Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, in its reasonable discretion, the Board of Directors may cause the Corporation to pay cash to such holder equal to such fraction (calculated as to each conversion to the nearest 1/100th of a share) multiplied by the applicable Conversion Price or may round the number of shares of Conversion Stock to be issued to the nearest whole share as follows: (i) any fractional shares equal to at least one-half shall be rounded upward; and (ii) any fractional shares equal to less than one-half shall be rounded downward.


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          5.8 Declared, but Unpaid Dividends. Promptly upon conversion, the
Corporation shall also pay to the former holders of shares of the Series A Preferred Stock so converted an amount in cash equal to any and all accrued but unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion through the date of such conversion (whether or not declared) out of funds legally available for such payment; provided, however, that if the funds of the Corporation legally available for payment of such dividends are insufficient to pay all such dividends required to be paid on such date, those funds which are legally available and not subject to such restrictions shall be used to pay the maximum possible amount of such dividends and the remaining dividends shall be paid as soon as practicable when additional funds of the Corporation not subject to such restrictions become legally available therefor.

          5.9 Transfer Taxes. The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Conversion Stock on conversion of shares of the Series A Preferred Stock pursuant to this Section
A.5. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Conversion Stock in a name other than that in which the shares of the Series A Preferred Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          5.10 No Impairment; Cooperation. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, Liquidating Merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section A.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment. Subject to Section A.4.1, this provision shall not restrict the Corporation from effecting an amendment to its Certificate of Incorporation in accordance with the General Company Law of the State of Delaware. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred Stock required to make any filings or obtain any approvals, governmental or otherwise, prior to or in connection with any conversion of such shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          5.11 Certificate as to Adjustments. Upon the occurrence of each event requiring adjustment or readjustment of the Conversion Price pursuant to this Section A.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall prepare and cause to be furnished to holders of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation also shall, upon written request of any holder of record of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments and (b) the Conversion Price at the time in effect.

          5.12 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution or to vote on any


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

matter upon which such stockholders may be entitled to vote, the Corporation shall give notice to each holder of shares of Series A Preferred Stock and to each holder of outstanding warrants, options or other rights to acquire Series A Preferred Stock at least 10 days prior to the date specified therein, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote.

          5.13 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock solely for the purpose of effecting the conversion of the outstanding shares of Series A Preferred Stock and all shares of Series A Preferred Stock issuable upon exercise of outstanding warrants and options, such number of shares of Conversion Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock and all shares of Series A Preferred Stock issuable upon exercise of outstanding warrants and options. All shares of Conversion Stock that shall be so issued shall be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof.

     Section 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 7. Miscellaneous.

          7.1 Definitions. For the purposes of Section A.1 through Section A.7 of this Article Fourth:

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, twenty percent or more of the Stock (as defined below) having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person and (c) in the case of individuals, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Corporation. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or understanding, by virtue of being an executive officer or a director or otherwise. For purposes of this definition, "Stock" means all shares, options, warrants, general or limited partnership or membership interests or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange

Commission under the Securities Exchange Act of 1934, as amended).

          "Common Stock" means, collectively, the Corporation's common stock, par value $.0001 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          "Conversion Stock" means shares of the Common Stock issuable upon conversion of the Series A Preferred Stock, provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred Stock are issued by a Person other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean the aggregate number of shares of the securities issuable upon conversion of the Series A Preferred Stock if such securities are issuable in shares, or the aggregate of the smallest units in which such securities are issuable if such securities are not issuable in shares.

          "Liquidation Value" of any share of Series A Preferred Stock as of any particular date shall be equal to the Original Liquidation Price per share of Series A Preferred Stock, plus any and all accrued and unpaid dividends, including those dividends required to be paid thereon under Section A.2 hereof.

          "Liquidating Merger" shall mean any merger, consolidation or sale or exchange of all or substantially all of the property and assets of the Corporation or any subsidiary thereof (other than with or to any Affiliate of the Corporation), otherwise than in the usual and regular course of its business, which will result in the stockholders of the Corporation immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the combined voting power of the surviving, continuing or purchasing entity.

          "Original Liquidation Price" of any share of Series A Preferred Stock shall be equal to $10.00 per share.

          "Person" means any individual, sole proprietorship, Company, partnership, unincorporated organization, association, limited liability Company, trust, joint venture or other business or not for profit entity or government.

          "Qualified IPO" means the sale of the Common Stock to the public in a firm commitment public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with any successor thereto, the "Securities Act") that generates gross proceeds to the Corporation (before deducting underwriting discounts and other customary offering expenses) in an aggregate amount equal to at least $35,000,000 at a pre-money valuation of at least $500,000,000.

          7.2 Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand, or upon receipt if sent by mail (registered or certified mail, return receipt requested and postage prepaid), or on the next business day after deposit if sent by reputable overnight courier service, charged prepaid, or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type), and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices, and
(ii) to any holder of shares of Series A Preferred Stock or of Conversion Stock, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          7.3 Severability. If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Incorporation is finally adjudicated by a court of competent jurisdiction to be invalid, unlawful or incapable of being enforced by any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Incorporation which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation, shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be dependent upon any other such right, preference or limitation unless so expressed herein.

     B. Series B Preferred Stock.

          Designation and Amount. A total of 3,800,000 shares of the Corporation's Preferred Stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock").

     Section 2. Dividends and Distributions. The holders of Series B Preferred Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion; provided, however, that no such dividend may be declared or paid on any shares of Common Stock or Series A Preferred Stock unless at the same time a dividend is declared or paid on all outstanding shares of Series B Preferred Stock, with holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock sharing in any such dividends as if they constituted a single class of stock and with each holder of shares of Series B Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible in accordance with Section B.6 hereof.

     Section 3. Liquidation; Merger, etc.

          3.1 Series B Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), each holder of outstanding shares of Series B Preferred Stock shall be entitled to be paid, on a pari passu basis to the Series A Preferred, before any amount shall be paid or distributed to the holders of the Common Stock and any other capital stock ranking on liquidation junior to the Series B Preferred Stock (the Common Stock and such other capital stock being referred to collectively as, "Junior Stock"), an amount per share of Series B Preferred Stock, payable in cash, equal to the sum of (i) $25.00 plus any declared but unpaid dividends on such shares of Series B Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, recaptalizations and the like) (the "Series B Participation Amount") and (ii) such amount of the remaining assets of the Corporation as would have been payable per share of Series B Preferred Stock had each such share been converted to Common Stock immediately prior to such Liquidation Event pursuant to the provisions of Section B.6 hereof (the sum of (i) and (ii), the "Series B Preference Amount"); provided, however, that in the event that the Series B Preference Amount determined pursuant to the foregoing formula would result in amount equal to or greater than $100.00 per share (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like), the Series B

Participation Amount shall be adjusted in a linear fashion such that the adjusted Series B Participation Amount equals the product of (x) the Series B Participation Amount prior to the adjustment and (y) the Adjustment Factor (as defined below). The "Adjustment Factor" shall be a number not less than zero and not greater than one determined by the following formula:

               Adjustment Factor = 1 - ( x - y )
                                       ---------
                                           z

where:

          x = the Series B Preference Amount prior to any adjustment to the Series B Participation Amount (but adjusted appropriately for stock splits, stock dividends, recapitalizations and the like);

          y = $100.00 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like);

          z = $25.00 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like).

     If the amounts available for distribution to holders of Series A Preferred Stock and Series B Preferred Stock upon a Liquidation Event are not sufficient to pay all amounts due, such holders shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

          3.2 Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of the Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          3.3 Amount Payable in Mergers, etc. The holders of not less than a Majority Interest may elect to have treated as a Liquidation Event (i) any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation), (ii) any sale of all or substantially all of the assets of the Corporation, or (iii) any other transaction by or as a result of which a single person (or group of affiliated persons) newly acquires or holds stock representing a majority of the Corporation's outstanding voting power (a "Change of Control Transaction"). In such event, all consideration payable to the stockholders of the Corporation by the relevant purchaser or the Corporation in connection with a merger, consolidation or Change of Control Transaction, or all consideration payable to the Corporation and distributable to its stockholders, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid by the purchaser or distributed by the Corporation in redemption of the Series B Preferred Stock, as applicable, to the holders of capital stock of the Corporation in accordance with the preferences and priorities set forth in Sections B.3.1 and B.3.2 above, with such preferences and priorities specifically intended to be applicable in any such merger, consolidation, asset sale or Change of Control Transaction as if the same were a Liquidation Event. The Corporation shall promptly provide to the holders of shares of Series B Preferred Stock such information concerning the terms of such merger, consolidation, asset sale or Change of Control Transaction and the value of the assets of the Corporation as may reasonably be requested by the holders of Series B Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger, consolidation or Change of Control Transaction agreement to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property, or redeemed, on a basis which gives effect to the provisions of this Section B.3. The amount deemed distributed to the holders of Series B Preferred Stock upon any such transaction shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity, as applicable; provided, however, that in the event the amount per share to be paid in any such transaction is $25.00 or less (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like), such amount shall be paid in cash. The value of such property, rights or other securities shall be determined as provided below in good faith by agreement of the Board of Directors of the Corporation and a Majority Interest. Notwithstanding anything to the contrary contained herein, the holders of shares of Series B Preferred Stock shall have the right to elect by vote of a Majority Interest to give effect to the conversion rights contained in Section B.6 (or by vote of a Majority Interest to give effect to the rights contained in Section B.7.5, if applicable) instead of giving effect to the provisions contained in this Section B.3.3 with respect to the shares of Series B Preferred Stock owned by them. Any election pursuant to this Section B.3.3 shall be made by written notice to the Corporation at least 5 days prior to the closing of the relevant transaction, and any such election shall bind all holders of this Series B Preferred Stock.

     For purposes of valuing any securities or other noncash or consideration to be delivered to the holders of the Series B Preferred Stock any transaction to which this Section B.3 is applicable, the following shall apply:

               (i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

               (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a Majority Interest, provided that if the Corporation and the holders of a Majority Interest are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

     Section 4. Election of Directors; Voting.

          4.1 Election of Directors. The holders of outstanding shares of Series B Preferred Stock shall, voting together as a separate class, be entitled to elect one (1) Director of the Corporation. Such Director shall be the candidate receiving the greatest number of affirmative votes (with each holder of Series B Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Series B Preferred Stock held by such holder) of the outstanding shares of Series B Preferred Stock (the "Series B Preferred Stock

Director Designee"), with votes cast against such candidate and votes withheld having no legal effect. The election of the Series B Preferred Stock Director Designee shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Series B Preferred Stock called by holders of not less than a majority interest of the outstanding shares of the Series B Preferred Stock (a "Majority Interest") or (iv) by the written consent of the holder or holders of not less than a Majority Interest. If at any time when any share of Series B Preferred Stock is outstanding any Series B Preferred Stock Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series B Preferred Stock, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. The holders of outstanding shares of Series B Preferred Stock shall also be entitled to vote for all other Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share entitled to the same number of votes specified in Section B.4.2. Notwithstanding the foregoing, the holders of outstanding shares of Series B Preferred Stock, may, in their sole discretion, determine to elect no Series B Preferred Stock Director Designee from time to time, and during any such period the Board of Directors nonetheless shall be deemed duly constituted.

          4.2 Voting Generally. Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to Section B.6 hereof as of the record date for the vote or written consent of stockholders, if applicable. Each holder of shares of Series B Preferred Stock shall be entitled to notice of any stockholder's meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section B.8) or by law.

     Section 5. Redemption.

          5.1 Redemption.

               5.1.1 At any time on or after August 25, 2006, upon the election of the holder or holders of not less a Majority Interest, the Corporation shall redeem, out of funds legally available therefor, up to thirty-three and one-third percent ("33 1/3%") of the originally issued and outstanding shares of Series B Convertible Preferred Stock held by each holder of Series B Convertible Preferred Stock at such time;

               5.1.2 At any time on or after August 25, 2007, upon the election of the holder or holders of not less than a Majority Interest, the Corporation shall redeem, out of funds legally available therefor, up to that percentage of outstanding shares of Series B Convertible Preferred Stock that would, when combined with any prior redemptions pursuant to Section B.5.1.1 above, result in the redemption by the Corporation of up to sixty-six and two-thirds percent
("66 2/3%") of the originally issued and outstanding shares of Series B Convertible Preferred Stock held by each holder of Series B Convertible Preferred Stock at such time; and

               5.1.3 At any time on or after August 25, 2008, upon the election of the holder or holders of not less than a Majority Interest, the Corporation shall redeem, out of funds legally available therefor, up to that percentage of outstanding shares of Series B Convertible Preferred Stock that would, when combined with any prior redemptions pursuant to Section B.5.1.1 and Section
B.5.1.2 above, result in the redemption by the Corporation of up to one hundred percent (100%) of the outstanding shares of Series B Convertible Preferred Stock held by each holder of Series B Convertible Preferred Stock at such time.

The foregoing elections shall be made by such holders giving the Corporation and each of the other holders of Series B Preferred Stock not less than sixty (60) business days prior written notice, which notice shall set forth the date for such redemption and the percentage of such shares of Series B Preferred Stock to be redeemed from each holder (which percentage so elected on each redemption date shall be the same for each holder). The price per share for Series B Preferred Stock in connection with any redemption made pursuant to Section B.5.1 shall equal the Series B Participation Amount (the "Series B Redemption Price").

          5.2 Redemption Date and Price Determination. Upon the election of the holders of not less than a Majority Interest to cause the Corporation to redeem Series B Preferred Stock pursuant to Section B.5.1, each holder of Series B Preferred Stock shall be deemed to have elected to cause the applicable percentage of such shares held by such holder to be so redeemed or to so participate. The date upon which a redemption is to occur in accordance with Section B.5.1 shall be specified in the notice of redemption pursuant to Section
B.5.1 and shall be referred to as a "Redemption Date." Subject to Section B.5.3, the aggregate Series B Redemption Price shall be payable in cash in immediately available funds to the respective holders on the Redemption Date in the amount specified in Section B.5.1.

          5.3 Insufficient Funds. If the funds of the Corporation legally available for the redemption of shares of Series B Preferred Stock on the Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date, the Corporation shall (i) take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Series B Preferred Stock required to be so redeemed, including, without limitation, (A) reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under
Section 154 of the Delaware General Corporation Law, to the extent permissible under applicable law, to create sufficient surplus to make such redemption and
(B) incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation became obligated to redeem on the Redemption Date (but which it has not yet redeemed) at the Series B Redemption Price.

     In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section B.5, including without limitation due to a prohibition of such redemption under the Delaware General Corporation Law, then such shares shall continue to be outstanding and entitled to all of the rights and preferences provided herein, and during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable redemption price shall increase at the rate per annum equal to 3% in excess of the rate established from time to time by Citibank, N.A. as its prime rate (the "Prime Rate") provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; provided, however, that, to the extent permitted by law, any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date.

          5.4 Surrender of Certificates. Each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss"), at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Series B Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series B Redemption Price by certified check or wire transfer; provided, however, that if the Corporation has insufficient funds legally available to redeem all shares of Series B Preferred Stock required to be redeemed, each such holder shall, in addition to receiving the payment of the portion of the applicable Series B Redemption Price that the Corporation is not prohibited from paying by certified check or wire transfer, receive a new stock certificate for those shares of Series B Preferred Stock not so redeemed.

     Section 6. Conversion. The holders of Series B Preferred Stock shall have the following conversion rights:

          6.1 Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to a Redemption Date, if any, at the office of the Corporation or any transfer agent for such series, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $25.00 by the Conversion Price at the time in effect for such series (the "Conversion Rate"). In addition, the holders of shares of Series B Preferred Stock shall be entitled at any time, upon the written election of the holder or holders of not less than a Majority Interest, without the payment of any additional consideration, to cause all (but not less than all) of the outstanding shares of Series B Preferred Stock to be converted into Common Stock on the basis that each outstanding share of Series B Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock which results from dividing $25.00 by the Conversion Price in effect at the time of such conversion, and upon the election to so convert in the manner and on the basis specified in this sentence, all holders of the Series B Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series B Preferred Stock pursuant to this Section
B.6.1. The initial "Conversion Price" per share for shares of Series B Preferred Stock shall be $25.00, subject to adjustment as set forth in Section B.7.

          6.2 Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of Common Stock at the Conversion Rate as of, and in all cases subject to, the closing of the Corporation's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); covering the offer and sale of shares of the Corporation's common stock (i) in which proceeds received by the Corporation (after deduction of underwriter discounts and commissions) equal or exceed $100,000,000, (ii) with respect to which such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market,(iii) at an initial public offering price per share of Common Stock, after underwriter discounts and commissions, of not less than (A) $40.00 per share, in the case of an offering which closes on or prior to December 31, 2000, (B) $43.75 per share, in the case of an offering which closes from January 1, 2001 to March 31, 2001, (C) $50.00 per share in the case of an offering which closes from April 1, 2001 to December 31, 2001, (D) $56.25 per share, in the case of an offering which closes from January 1, 2002 to August 31, 2002 or (E) $62.50 per share in the case of an offering which closes after August 31, 2002 (in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization and the like) (a "QPO" or a "Qualified Public Offering"). If the Corporation's first underwritten offering of Common Stock would not otherwise be a QPO, then the Conversion Price shall be adjusted downward such that the adjusted Conversion Price is equal to the initial public offering price per share in such public offering divided by either 1.60, 1.75, 2.00, 2.25 or 2.50, as applicable (for each of the respective offerings described in (A) - (E) in the immediately preceding sentence); provided that in no event shall the Conversion Price be reduced by operation of this paragraph to an amount which is less than $10.00 and upon such adjustment such offering shall be deemed to be a QPO. If a closing of a QPO occurs, all outstanding shares of Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing.

          6.3 Procedure for Conversion.

               6.3.1 Voluntary Conversions. Upon election to convert pursuant to Section B.6.1, the relevant holder of Series B Preferred Stock shall surrender the certificate or certificates representing the Series B Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or shall deliver an affidavit of loss to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Series B Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of Series B Preferred Stock shall be deemed effective as of the date of surrender of such Series B Preferred Stock certificates or delivery of such affidavit of loss and will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

               6.3.2 Automatic Conversion. As of the closing of a QPO (the "Automatic Conversion Date"), all outstanding shares of Series B Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series B Preferred Stock are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Series B Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered are convertible on the Automatic Conversion Date.

          6.4 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, and to reserve such shares for issuance upon such conversion.

          6.5 No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series B Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series B Preferred Stock.

     Section 7. Adjustments.

          7.1 Adjustments to the Conversion Price. Except as provided in Section
B.7.2 and except in the case of an event described in Section B.7.3, if and whenever after the date on which the Amended and Restated Certificate of Incorporation becomes effective (the "Closing Date") the Corporation shall issue or sell, or is, in accordance with this Section B.7.1, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale (a "Dilutive Issuance"), then, upon such Dilutive issuance, the Conversion Price shall be reduced as follows:

               (X) if such Dilutive Issuance occurs at any time on or prior to August 25, 2001 (except in connection with issuances of shares of Common Stock to strategic investors in a strategic alliance or other corporate partnering transaction approved by the Board of Directors of the Corporation, (a "Strategic Investment") which shall be subject to clause (Y) below), the Conversion Price shall be reduced to the price so as to be equal to the lowest consideration per share (determined as provided in Section B.7.1.1, Section B.7.1.2 or Section B.7.1.5, as applicable) received for each additional share upon such dilutive issuance.

               (Y) if such Dilutive Issuance occurs in connection with a Strategic Investment or at any time after August 25, 2001, the Conversion Price shall be reduced to the price determined by dividing
          (i) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (2) the consideration, if any, received by the Corporation upon such issue or sale (determined as set forth below) by (ii) the total number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold.

          For purposes of this Section B.7.1, the following shall also be applicable:

               7.1.1 Issuance of Rights or Options. If the Corporation shall, at any time after the Closing Date, in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), in each case for consideration per share determined, as provided in this paragraph and in Section B.7.1.5 less than the Conversion Price, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section B.7.1.3, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               7.1.2 Issuance of Convertible Securities. If the Corporation shall, at any time after the Closing Date, in any manner issue or sell any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section B.7.1.5 less than the Conversion Price, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued, as of the date of the issue or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that (1) except as otherwise provided in Section B.7.1.3, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               7.1.3 Change in Option Price or Conversion Rate. If there shall occur a change in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section B.7.1 or any Convertible Securities referred to in Section B.7.1 or 2, (B) the purchase price provided for in any Option referred to in Section B.7.1, (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section B.7.1 or 2 or (D) the rate at which Convertible Securities referred to in Section B.7.1 or (2) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section B.7.2, then the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities that are still outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced; and on the termination or repricing of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall be increased to the Conversion Price that would have been in effect at the time of such termination or repricing had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or issued at such higher price, as the case may be.

               7.1.4 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or other property of the Corporation that they would have received had the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series B Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities as they would have received if all outstanding share of Series B Preferred Stock had been converted into Common Stock on the date of such event.

               7.1.5 Consideration for Stock. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause
(A) of Section B.7.1.1 or 2, as appropriate. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section B.7.1.1 or 2 as appropriate) as determined in good faith by the Board of Directors of the Corporation. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation and a Majority Interest.

               7.1.6 Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               7.1.7 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section B.7.

          7.2 Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock or upon exercise of warrants to purchase Common Stock outstanding as of August 25, 2000, (ii) shares issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; provided, that such actions shall have been approved by a majority of the members of the Board of Directors, which shall include the Series B Preferred Stock Director Designee, or (iii) up to an aggregate of 7,500,000 shares of Common Stock (subject to appropriate adjustment for any stock split, stock dividend or similar event) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation or to the National Advisory Board, in each case authorized by the Board of Directors and issued pursuant to the Corporation's 2000 Incentive Compensation Plan or any other equity incentive plan approved by a Majority Interest ("Excluded Shares"), plus such number of Excluded Shares that are repurchased by the Corporation from such persons after such Closing Date in accordance with this Amended and Restated Certificate of Incorporation, pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices (appropriately adjusted to reflect the occurrence of any event described in Section B.7.3 paid by such persons to the Corporation therefor.

          7.3 Subdivision or Combination of Common Stock. In case the Corporation shall at any time after the Closing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to Section B.7.1.4 by reason thereof.

          7.4 Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          7.5 Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section B.7 set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in Section B.7 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock. Notwithstanding anything to the contrary contained herein, each holder of shares of Series B Preferred Stock shall have the right to elect to give effect to the conversion rights contained in Section B.6 (or the rights contained in Section B.3.3, if applicable) instead of giving effect to the provisions contained in this Section B.7.3 with respect to the shares of Series B Preferred Stock owned by such holder.

     Section 8. Covenants. The Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Series B Preferred Stock and having obtained the affirmative vote or written consent of the holders of a Majority Interest:

          8.1 declare or pay any dividends or make any distributions of cash, property or securities of the Corporation in respect of its capital stock (other than (i) with respect to the Series A Preferred Stock or (ii) dividends that are paid pro rata to the holders of the Series B Preferred Stock), or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock or stock appreciation, phantom stock or similar rights, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Series B Preferred Stock pursuant to and as provided in this Amended and Restated Certificate of Incorporation, (ii) the repurchase of Excluded Shares pursuant to rights held contractual by the Corporation and at repurchase prices not exceeding the respective original purchase price (appropriately adjusted to reflect the occurrence of any event described in Section B.7.3, or (iii) dividends or distributions payable solely in shares of Common Stock;

          8.2 authorize or issue, or obligate itself to issue, any convertible debt or other debt with any equity participation or any other equity security ranking senior to the Series B Preferred Stock as to liquidation, sale or merger preferences, conversion, redemption or dividend rights or with any special voting rights;

          8.3 amend, alter or repeal any provision of, or add any provision to, Section B of this Amended and Restated Certificate of Incorporation or otherwise alter or change the rights, preferences, privileges or powers of, or restrictions provided for the benefit or, the Series B Preferred Stock;

          8.4 otherwise adopt any amendment to this Amended and Restated Certificate of Incorporation or the Company's By-laws that adversely affects the powers, preferences or material rights of the Series B Preferred Stock;

          8.5 increase the number of authorized shares of Series B Preferred Stock or reclassify any capital stock;

          8.6 change the nature of the business now conducted by the Company;

          8.7 effect a recapitalization or reorganization in a form which results in the termination of the Corporation's status as a Corporation under the Internal Revenue Code of 1986, as amended (including without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

          8.8 enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of a Majority Interest.

     Further, the Corporation shall not, by amendment of this Amended and Restated Certificate of Incorporation or through any Liquidation Event or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against impairment. Any successor to the Corporation shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series B Preferred Stock.

     Section 9. Notice; Adjustments.

          9.1 Liquidation Events, Extraordinary Transactions, Etc. In the event
(i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event, event deemed a Liquidation Event pursuant to Section
B.3.3 hereof, QPO or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series B Preferred Stock at least thirty
(30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, event deemed a Liquidation Event pursuant to Section
B.3.3 hereof, QPO or other public offering is expected to become effective, and
(C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Series B Preferred Stock each holder of Series B Preferred Stock would receive pursuant to the applicable provisions of this Amended and Restated Certificate of Incorporation, and (3) the facts upon which such amounts were determined.

          9.2 Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section B.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth in detail (i) such adjustment or readjustment, (ii) the Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Preferred Stock. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

          9.3 Waiver of Notice. The holder or holders of a Majority Interest may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

     Section 10. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     Section 11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series B Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

          C. Ranking.

               (a) Liquidation. The Series A Preferred Stock and the Series B Preferred Stock shall rank on a parity with each other as to liquidation rights. Except as otherwise stated in this Amended and Restated Certificate of Incorporation, the Preferred Stock shall be senior to all other classes of the Corporation's capital stock as to liquidation rights.

               (b) Dividends. No dividend shall be declared, paid or set apart on any Common Stock (other than a dividend payable in stock ranking junior to the Series A Preferred Stock or Series B Preferred Stock as to dividends and liquidation rights) at a time at which any dividend on any Series A Preferred Stock or Series B Preferred Stock then outstanding shall be past due unless all past due dividends on the Series A Preferred Stock and Series B Preferred Stock shall be paid or properly made available not later than the time such dividend shall be paid on such junior stock. The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu as to the declaration and payment of dividends.

               In the case of dividends or other distributions payable in stock of the Corporation other than Series A Preferred Stock or Series B Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Series A Preferred Stock or Series B Preferred Stock, which occur after the initial issuance of shares of Series B Preferred Stock by the Corporation, only shares of Common Stock shall be distributed with respect to Common Stock, only shares of Series A Preferred Stock shall be distributed with respect to Series A Preferred Stock and only shares of Series B Preferred Stock shall be distributed with respect to Series B Preferred Stock.

          D. Common Stock.

               (a) Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

               (b) Voting Rights. At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share Common Stock outstanding in his name on the books of the Corporation.

               (c) Liquidation. In the event of any liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

     FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

               (a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the board of directors of the Corporation.

               (b) Elections of directors need not be by written ballot unless, and only to the extent, otherwise provided in the by-laws of the Corporation.

               (c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated by the board of directors of the Corporation or in the by-laws of the Corporation.

               (d) Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding)by the affirmative vote of the holders of a majority of stock of the Corporation entitled to vote, voting as a single class.

     SIXTH: The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article EIGHTH shall deprive any director of the Corporation of the benefit hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, IPG Photonics Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Valentin P. Gapontsev, its President, this 25th day of August, 2000.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P. Gapontsev
                                            ------------------------------------
                                            Valentin P. Gapontsev,
                                            Chairman of the Board

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION (the "Corporation", a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted resolutions to amend the Certificate of Incorporation of the Corporation, as follows:

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FOURTH, B, Section 1 in its entirety and substituting therefor the following new Article FOURTH, B, Section 1:

             Designation and Amount. A total of 3,600,000 shares of the Corporation's Preferred Stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, par value $0.000l per share (the "Series B Preferred Stock").

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FOURTH, B, Section 7.2 in its entirety and substituting therefor the following new Article FOURTH, B, Section 7.2:

             Certain Issues of Common Stock Excepted, Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock or upon exercise of warrants to purchase Common Stock outstanding as of August 25, 2000, (ii) shares issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; provided, that such actions shall have been approved by a majority of the members of the Board of Directors, which shall include the Series B Preferred Stock Director Designee, or (iii) up to an aggregate of 3,750,000 (subject to appropriate adjustment for any stock split, stock dividend or similar event) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation or to the National Advisory Board, in each case authorized by the Board of Directors and issued pursuant to the Corporation's 2000 Incentive Compensation Plan or any other equity incentive plan approved by a Majority Interest ("Excluded Shares"), plus such number of Excluded Shares that are repurchased by the Corporation from such persons after such Closing Date in accordance with this Amended and Restated Certificate of Incorporation, pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices (appropriately adjusted to reflect the occurrence of any event described in Section
        B.7.3 paid by such persons to the Corporation therefor.

SECOND: That as of the date hereof the Corporation has received approval of a majority of stockholders of the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, I have hereunto set my hand the 6th day of October, 2000.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P. Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       TO

                          CERTIFICATE OF INCORPORATION
                                       OF

                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted resolutions to amend the Certificate of incorporation of the Corporation as follows;

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FOURTH, B, Section 1 in its entirety and substituting thereby the following new Article FOURTH. B, Section 1:

             Designation and Amount. A total of 3,800,000 shares of the Corporation's Preferred Stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock")

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FOURTH, B, Section 7.2 in its entirety and substituting therefor the following new Article FOURTH, B, Section 7.2:

             Certain Issues of Common Stock Excepted, Anything herein to the contrary notwithstanding, the Corporation shall not be requited to make any adjustment of the Conversion Price in the case of the Issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock or upon exercise of warrants to purchase Common Stock outstanding as of August 25, 2000, (ii) shares issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; provided, that such actions shall have been approved by a majority of the members of the Board of Directors, which shall include the Series B Preferred Stock Director Designee, or (iii) up to an aggregate of 7,500,000 shares of Common Stock (subject to appropriate adjustment for any stock split, stock dividend or similar event) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation or to the National Advisory Board, in each ease authorized by the Board of Directors and issued pursuant to the Corporation's 2000 Incentive Compensation Plan or any other equity Incentive plan approved by a Majority Interest ("Excluded Shares"), plus such number of Excluded Shares that are repurchased by the Corporation from such persons after such Closing Date in accordance with this Amended and Restated Certificate of Incorporation, pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices (appropriately adjusted to reflect the occurrence of any event described in Section B.7.3 paid by such persons to the Corporation therefor.

SECOND: That as of the date hereof the Corporation has received approval of a majority of stockholders of the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, I have hereunto set my hand the 4th day of December, 2000.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman of the Board
                                               and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted resolutions to amend the Certificate of Incorporation of the Corporation, as follows:

        RESOLVED, that the Certificate of Incorporation of the Corporation he amended by deleting the first paragraph of Article FOURTH in its entirety and substituting therefor the following new paragraph:

        FOURTH: Total number of shares of capital stock which the Corporation shall have authority to issue is 67,000,000 shares of which 60,000,000 shares shall be designated Common Stock par value of $.0001 per share ("Common Stock"), and 7,000,000 shares shall be designated Preferred Stock, par value of $.0001 per share ("Preferred Stock").

SECOND: That as of the date hereof the Corporation has received approval of a majority of stockholders of the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, I have hereunto set my hand the 11th day of April, 2001

                                        IPG PHOTONICS CORPORATION


                                        By: /S/ Valentin P. Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES C PREFERRED STOCK
                                       OF
                            IPG PHOTONICS CORPORATION

                   (Pursuant to Section 151(g) of The General
                    Corporation Law of the State of Delaware)

          IPG PHOTONICS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), hereby certifies, in accordance with Section 151(g) thereof, that the Company, by unanimous written consent dated as of March 30, 2001 in lieu of a meeting, pursuant to the authority expressly vested in the Company's board of directors (the "Board of Directors") by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), adopted the following resolutions creating a series of Two Million (2,000,000) shares of the Company's preferred stock, par value $.0001 per share (the "Preferred Stock"), designated as Series C Preferred
Stock:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby creates a series of the Preferred Stock, par value $.0001 per share, of the Company (the "Series C Preferred Stock") and hereby states that the powers, designations and number of shares thereof, and the relative, participating, optional and other rights of the shares of such Series C Preferred Stock and the qualifications, limitations or restrictions thereof, are as follows (capitalized terms not immediately defined or referenced shall have the meanings provided for such terms in Section 10.1 of this Certificate of Designation or in the Certificate of Incorporation):

     Section 1. Designation and Amount.

     1.1 There shall be a series of the Preferred Stock which shall be designated as the "Series C Preferred Stock", par value $.0001 per share, and the number of shares constituting such series shall be Two Million (2,000,000). Subject to Section 5.3 of this Certificate of Designation, such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company with respect to shares of Series C Preferred Stock. The issuance price of the Series C Preferred Stock shall be $30.00 per share (the "Series C Issue Price").

     1.2 The Company shall not reissue any shares of the Series C Preferred Stock and shall from time to time in accordance with applicable law increase the authorized amount of its Common Stock in the event that the number of authorized shares of Common Stock remaining available for issuance shall not be sufficient to permit conversion of the Series C Preferred Stock.

     Section 2. Dividends and Distributions.

     2.1 The holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor only on outstanding shares of Series C Preferred Stock, when, as and if declared by the Board of Directors or upon a Liquidation Event (as defined in Section 3.1), cash dividends at a rate per annum of 6% of the Series C Issue Price per share (the "Series C Dividends"). Series C Dividends shall cumulate from day to day, whether or not declared by the Board of Directors. Notwithstanding the foregoing, no dividends may be paid with respect to the Series C Preferred Stock unless, prior thereto, an equivalent dividend is declared and paid on all outstanding shares of Series A Preferred Stock and the Series B Preferred Stock, with each holder of shares of Series A Preferred Stock or the Series B Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock are then convertible in accordance with their terms. No cumulated dividends shall be paid upon any conversion of the Series C Preferred Stock (except and only to the extent declared before the date of conversion), notwithstanding anything herein to the contrary.

     2.2 If any cash dividends or non-cash dividends or other then convertible. distributions (other than distributions of Common Stock) are declared by the Board of Directors to be paid on any shares of Common Stock, then the cumulative dividends set forth in Section 2.1 shall first be paid with respect to the Series C Preferred Stock, but after dividends or distributions are made upon the Series A Preferred Stock and the Series B Preferred Stock in accordance with
Section 2.1, and thereafter the dividend or other distribution declared with respect to the Common Stock shall be paid at the same time to the holders of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, as if they constituted a single class of stock based upon the number of shares of Common Stock into which the holders of the Preferred Stock are

     Section 3. Liquidation.

     3.1 Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation Event"), each holder of shares of Series C Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Common Stock, but after distributions or payments are made upon the Series A Preferred Stock and the Series B Preferred Stock, from the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash equal to the sum of the aggregate Liquidation Value of all shares of Series C Preferred Stock held by such holder. In connection with the Liquidation Event, the Company shall declare for payment on the payment date for the Liquidation Event all cumulative and unpaid dividends, if any, with respect to the Series C Preferred Stock as set forth in Section 2. If upon any such Liquidation Event, the Company's assets to be distributed among the holders of the Series C Preferred Stock are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series C Preferred Stock held by each such holder. The Company shall give written notice of such Liquidation Event, not less than 30 days prior to the payment date stated therein, to each record holder of shares of Series C Preferred Stock. Prior to the last day of such 30-day period, each holder of the Series C Preferred Stock may convert all but not less than all of the Series C Preferred Stock (including any fraction of a share) held by such holder, into a number of fully paid and nonassessable shares of Conversion Stock equal to, with respect to each share of Series C Preferred Stock, the Conversion Ratio then in effect subject to the proviso in Section 5.1 and by surrendering such holder's certificate(s) in accordance with Section 5.9 hereof, and subject to Section
5.10 hereof. A merger, reorganization, consolidation or other similar transaction of the Company (including a merger or consolidation of the Company into or with any other entity or entities that is a wholly-owned subsidiary of the Company), the sale or transfer by the Company of all or any part of its assets (including to any wholly-owned subsidiary), and the reduction of the capital stock of the Company, shall not be deemed to be a Liquidation Event.

     Section 4. Voting Rights. Each outstanding share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible as of the record date for the vote or written consent of stockholders, if applicable. Each holder of shares of Series C Preferred Stock shall be entitled to notice of any stockholder's meetings in accordance with the by-laws of the Company and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof or the Certificate of Incorporation or by law.

     4.1 Protective Voting Provisions. So long as shares of the Series C Preferred Stock shall be outstanding, without first obtaining the approval (by vote or written consent, as provided by law or by the Certificate of Incorporation or the bylaws of the Company, each as amended from time to time) of the holders of more than fifty percent of the outstanding shares of Series C Preferred Stock, voting separately as a class, the Company shall not:

          (i) increase the authorized number of shares of Series C Preferred Stock; or

          (ii) affect, alter, amend, repeal or waive the rights, preferences or privileges of the holders of the Series C Preferred Stock as set forth herein.

Otherwise and except as required by the General Corporation Law of the State of Delaware, the holders of the Series C Preferred Stock shall not vote separately as a class of stock.

     Section 5. Conversion.

     5.1 Elective Conversion. At any time after the 12-month anniversary of the original issuance of the Series C Preferred Stock (the "Series C Issuance Date"), at his, her or its absolute and sole discretion, any holder of shares of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock (including any fraction of a share) held by such holder, into a number of fully paid and nonassessable shares of Conversion

Stock equal to, with respect to each share of Series C Preferred Stock, the Conversion Ratio then in effect by delivery to the Company of the number of shares of Series C Preferred Stock to be so converted, and by surrendering such holder's certificate(s) in accordance with Section 5.9 hereof, and subject to
Section 5.10 hereof; provided, that, (i) if a conversion is effected after 18 months following the Series C Issuance Date but prior to the second anniversary of the Series C Issuance Date, the Conversion Price (as defined in Section 5.4) shall be adjusted, immediately prior to such conversion, to equal 120% of the Conversion Price then in effect; and (ii) if a conversion is effected on or after the second anniversary of the Series C Issuance Date, the Conversion Price shall be adjusted, immediately prior to such conversion, to equal 140% of the Conversion Price then in effect.

     5.2 Mandatory Conversion. The Company may elect to convert all, but not less than all, of the Series C Preferred Stock, (i) with such conversion to be effective at any time after the second anniversary of the Series C Issuance Date, by providing written notice to the holders of Series C Preferred Stock no less than 30 days prior to the proposed date of conversion (which notice may be delivered prior to such second-year anniversary) or (ii) in connection with any merger or consolidation of the Company into or with another corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation). The written notice shall state the proposed date of conversion. The number of shares of Conversion Stock deliverable upon conversion hereunder shall be determined as set forth in
Section 5.1 above. Upon such mandatory conversion, each share of Series C Preferred Stock shall be canceled and not subject to reissuance as Series C Preferred Stock, but shall rather be undesignated and unreserved Preferred Stock of the Company.

     5.3 Conversion Ratio. The "Conversion Ratio" shall be determined by dividing $30.00 by the Conversion Price (as defined in Section 5.4 hereof).

     5.4 Conversion Price. The initial Conversion Price shall equal $30.00 per share.

     5.5 Subdivision or Combination of Common Stock. In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5.6 Adjustment for Mergers or Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision or combination of shares provided for in Section 5.5) or a merger or consolidation of the Company with or into another Person or the sale of all or substantially all of the Company's properties and assets to any other Person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale (but subject to the rights set forth in Section 5.2(ii) hereof), lawful and adequate provision shall be made so that if the Company is not the surviving company the Series C Preferred Stock shall be converted into preferred stock of the surviving Person having equivalent preferences, rights and privileges, except that in lieu of being able to convert into shares of Common Stock of the Company or common stock of the surviving Person, the holders of the Series C Preferred Stock (including any such preferred stock issued upon conversion of the Series C Preferred Stock) shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock (including any such preferred stock issued upon conversion of the Series C Preferred Stock) the number of shares of stock or other securities or property of the surviving Person resulting from such reorganization, merger or consolidation or sale to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series C Preferred Stock immediately prior to the capital reorganization, merger, consolidation or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series C Preferred Stock (including any such preferred stock issued upon conversion of the Series C Preferred Stock) after the reorganization, merger, consolidation or sale to the effect that the provisions of this Section 5 (including without limitation provisions for adjustment of the Conversion Price and the number of shares issuable upon conversion of the Series C Preferred Stock or such preferred stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series C Preferred Stock or such preferred stock.

     5.7 No Adjustment for Small Changes. No adjustment of the Conversion Price shall be made if such adjustment would result in a change in Conversion Price in an amount less than $0.01 per share. Any adjustments not made as a result of the preceding sentence shall be included in subsequent future adjustments, but only until such change in the Conversion Price as a result of such cumulative adjustments is equal to at least $0.01 per share.

     5.8 No Adjustment for Non-Stock Dividends. No adjustment of the Conversion Price shall be made in respect of non-stock dividends on the Common Stock or the Series C Preferred Stock.

     5.9 Mechanics of Elective Conversion. Before any holder of shares of Series C Preferred Stock shall be entitled to convert the same into shares of Conversion Stock pursuant to Section 5.1 hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed or in blank, at the office of the Company or of any transfer agent for the Series C Preferred Stock (or, in addition to the aforementioned places, at such other place as the Board of Directors may reasonably designate), and shall give written notice to the Company (in the manner described in Section 10.2 hereof) at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Conversion Stock are to be issued. The Company shall use its commercially reasonable efforts promptly to (subject to Section 5.10), issue and deliver at such office to such holder of shares of Series C Preferred Stock, or to the nominee or nominees of such holder, (x) a certificate or certificates for the number of shares of Conversion Stock to which such holder shall be entitled as herein provided, (y) a certificate representing any shares of Series C Preferred Stock not so converted and, if applicable, the payment required by Section 5.10. Any conversion shall be deemed to have been made immediately prior to the close of business on (i) the date such written notice is given (provided that such holder's certificate or certificates are delivered to the Company within two business days after such notice is given) or (ii) in any other case, on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Conversion Stock on such date. Notwithstanding the foregoing, no surrender of certificates shall be required in the event of a mandatory conversion pursuant to Section 5.2 of this Certificate of Designation. Accrued dividends on the Series C Preferred Stock shall not be paid in the event of a conversion.

     5.10 Fractional Shares. No fractional shares shall be issued upon conversion of the Series C Preferred Stock into Conversion Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, in its reasonable discretion, the Board of Directors may cause the Company to pay cash to such holder equal to such fraction (calculated as to each conversion to the nearest 1/100th of a share) multiplied by the applicable Conversion Price or may round the number of shares of Conversion Stock to be issued to the nearest whole share as follows: (i) any fractional shares equal to at least one-half shall be rounded upward; and (ii) any fractional shares equal to less than one-half shall be rounded downward.

     5.11 Transfer Taxes. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Conversion Stock on conversion of shares of the Series C Preferred Stock pursuant to this Section 5. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Conversion Stock in a name other than that in which the shares of the Series C Preferred Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

     5.12 No Impairment; Cooperation. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series C Preferred Stock against impairment. Subject to Section 4.1 of this Certificate of Designation, this provision shall not restrict the Company from effecting an amendment to its Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware. The Company shall assist and cooperate with any holder of shares of Series C Preferred Stock required to make any filings or obtain any approvals, governmental or otherwise, prior to or in connection with any conversion of such shares hereunder (including, without limitation, making any filings required to be made by the Company).

     5.13 Certificate as to Adjustments. Upon the occurrence of each event requiring adjustment or readjustment of the Conversion Price pursuant to this
Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall prepare and cause to be furnished to holders of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company also shall, upon written request of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments and (b) the Conversion Price at the time in effect.

     5.14 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution or to vote on any matter upon which such stockholders may be entitled to vote, the Company shall give notice to each holder of shares of Series C Preferred Stock at least 10 days prior to the date specified therein, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote.

     5.15 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock solely for the purpose of effecting the conversion of the outstanding shares of Series C Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock. All shares of Conversion Stock that shall be so issued shall be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof.

     Section 6. Redemption.

     6.1 The Company shall have the right to redeem all or any portion of the shares of Series C Preferred Stock from a holder thereof for no additional consideration in partial or complete satisfaction of any liquidated indemnity claim of the Company against any such holder pursuant to Sections 8.2 and 8.3 of the Agreement and Plan of Reorganization dated as of March 20, 2001 by and among the Company, MetroWave Communications Inc., a Cayman Islands corporation d/b/a OpticWave Communications ("MetroWave"), OpticWave Communications, Inc., a Delaware corporation and the stockholders signatory thereto (the "Agreement"), which claim has been finally determined pursuant to the arbitration process provided under Section 8.6 of the Agreement or agreed to by the holder (a "Claim"), and remains unpaid for more than 15 days after it becomes due and owing. Each holder shall have the right to require the Company to redeem all or any portion of the shares of Series C Preferred Stock of such holder thereof for no additional consideration in partial or complete satisfaction of a Claim of the Company against any such holder pursuant to Sections 8.2 or 8.3 of the Agreement. For purposes of satisfying any Claims pursuant to the foregoing redemption right, shares of Series C Preferred Stock shall be valued at the Series C Issue Price (with respect to all shares of Series C Preferred Stock to be redeemed, the "Redemption Price").

     6.2 At least 5 days and not more than 15 days prior to the date fixed for any redemption of the Series C Preferred Stock from a holder thereof, written notice shall be given in accordance with Section 10.2; provided, that, no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the holder or holders to whom the

Company has failed to give said notice or except as to the holder or holders whose notice was defective. The redemption notice shall state: (i) the amount of the Claim with respect to such holder; (ii) the total number of shares of Series C Preferred Stock being redeemed; (iii) the number of shares of Series C Preferred Stock held, as of the appropriate record date, by the holder that the Company intends to redeem; (iv) the date fixed for redemption; and (v) that the holder is to surrender to the Company, at the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

     6.3 Each holder shall surrender the certificate or certificates representing such shares of Series C Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the redemption notice, and each surrendered certificate shall be canceled and retired. In the event that a holder seeks to redeem shares of Series C Preferred Stock, the holder shall surrender the certificate or certificates representing such shares of Series C Preferred Stock to the Company at its principal place of business, duly endorsed, together with a writing that describes the shares to be redeemed, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     6.4 Notwithstanding the foregoing, the rights to redemption of this Section 6 are subject to the provisions of Section 5.11(c) of the Agreement and shall not be exercised to the extent that such redemption would reduce the overall number of Series C Preferred Stock received in connection with the Agreement to a number of shares having a value as of the Closing Date (as defined in the Agreement), of less than fifty percent (50%) of the value of all of the formerly outstanding stock of MetroWave as of the same date.

     Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 8. Covenants.

     8.1 Corporate Existence. The Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its subsidiaries in accordance with the respective organizational documents of each such subsidiary and the material rights (charter and statutory) and franchises of the Company and each such subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the subsidiaries, taken as a whole.

     8.2 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (A) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its subsidiaries or properties of it or any of its subsidiaries and
(B) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of it or any of its subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under U.S. generally accepted accounting principles, have been taken.

     8.3 Maintenance of Properties and Insurance.

          8.3.1 The Company shall, and shall cause each of its subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 8.3.l shall prevent the Company or any of its subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the holders of Series C Preferred Stock.

          8.3.2 The Company shall provide or cause to be provided, for itself and each of its subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

     8.4 Compliance with Laws. The Company shall comply, and shall cause each of its subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     Section 9. Event of Default. If, on any date, an Event of Default (as defined below) shall have occurred and be continuing, whether or not by reason of the absence of legally available funds therefor, then the holders of a majority of the Series C Preferred Stock then outstanding shall be entitled to appoint one observer to attend all meetings of the Company's Board of Directors. "Event of Default" means any of the following: (i) a material breach of the covenants set forth in Section 8 which, if such breach is one that can be remedied, is not remedied within 90 days of written notice of such breach from the holders of Series C Preferred Stock to the Company; (ii) the acceleration prior to its scheduled maturity of any indebtedness of the Company in excess of $10,000,000; or (iii) any voluntary or involuntary declaration of bankruptcy by the Company.

     Section 10. Miscellaneous.

     10.1 Definitions. For the purposes of this Certificate of Designation:

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, twenty percent or more of the Stock (as defined below) having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person and (c) in the case of individuals, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Company. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or understanding, by virtue of being an executive officer or a director or otherwise. For purposes of this definition, "Stock" means all shares, options, warrants, general or limited partnership or membership interests or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Common Stock" means, collectively, the Company's common stock, par value $.0001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Conversion Stock" means shares of the Common Stock issuable upon conversion of the Series C Preferred Stock, provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred Stock are issued by a Person other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean the aggregate number of shares of the securities issuable upon conversion of the Series C Preferred Stock if such securities are issuable in shares, or the aggregate of the smallest units in which such securities are issuable if such securities are not issuable in shares.

          "Liquidation Value" of any share of Series C Preferred Stock as of any particular date shall be equal to $30.00 per share of Series C Preferred Stock, plus any and all cumulative and unpaid dividends, including those dividends required to be paid thereon under Section 2 hereof.

          "Person" means any individual, sole proprietorship, corporation, partnership, unincorporated organization, association, limited liability company, trust, joint venture or other business or not for profit entity or government.

     10.2 Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand, or upon receipt if sent by mail (registered or certified mail, return receipt requested and postage prepaid), or on the next business day after deposit if sent by reputable overnight courier service, charges prepaid, or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type), and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices, and (ii) to any holder of shares of Series C Preferred Stock or of Conversion Stock, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

     10.3 Severability. If any right, preference or limitation of the Series C Preferred Stock set forth in this Certificate of Designation is finally adjudicated by a court of competent jurisdiction to be invalid, unlawful or incapable of being enforced by any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation, shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be dependent upon any other such right, preference or limitation unless so expressed herein.

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its President and attested by its Secretary this 11th day of April, 2001.


                                        /s/ Valentin P. Gapontsev
                                        ----------------------------------------
                                        Valentin P. Gapontsev
                                        Chairman of the Board and
                                        Chief Executive Officer


Attest:


/s/ Angelo P. Lopresti
-------------------------------------
Angelo P. Lopresti
Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION, (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted resolutions to amend the Certificate of Incorporation of the Corporation, as follows:

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the first and second paragraphs of Article FOURTH in their entirety and substituting therefor the following:

        FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 85,000,000 shares of which 70,000,000 shares shall be designated Common Stock, par value of $.0001 per share ("Common Stock"), and 15,000,000 shares shall be designated Preferred Stock, par value of $.0001 per share ("Preferred Stock").

        The Board of Directors is authorized, subject to the limitations prescribed by law and the terms of this Certificate, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, including without limitation voting powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

SECOND: That as of the date hereof the Corporation has received approval of a majority of stockholders of the Corporation.

THIRD: That the aforesaid amendment was duly adopted by written consent of the stockholders without a meeting in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

                      [The next page is the signature page]

     IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of August, 2003.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES D PREFERRED STOCK
                                       OF
                            IPG PHOTONICS CORPORATION

                   (Pursuant to Section 151(g) of The General
                    Corporation Law of the State of Delaware)

          IPG PHOTONICS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies, in accordance with Section 151(g) thereof, that the Corporation, at meeting on July 24, 2003 pursuant to the authority expressly vested in the Corporation's board of directors (the "Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), adopted the following resolutions creating a series of Five Million Four Hundred Thousand (5,400,000) shares of the Corporation's preferred stock, par value $.0001 per share (the "Preferred Stock"), designated as Series D Preferred
Stock:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby creates a series of the Preferred Stock, par value $.0001 per share, of the Corporation (the "Series D Preferred Stock") and hereby states that the powers, designations and number of shares thereof, and the relative, participating, optional and other rights of the shares of such Series D Preferred Stock and the qualifications, limitations or restrictions thereof, are as follows (capitalized terms not immediately defined or referenced shall have the meanings provided for such terms in Section 10.1 of this Certificate of Designation or in the Certificate of Incorporation):

     Section 1. Designation and Amount

     1.1 There shall be a series of the Preferred Stock which shall be designated as the "Series D Preferred Stock," par value $.0001 per share, and the number of shares constituting such series shall be Five Million Four Hundred Thousand (5,400,000). Subject to Section 4, such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than that of the shares of Series D Preferred Stock then outstanding plus the number of shares of Series D Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation with respect to shares of Series D Preferred Stock.

     1.2 The Corporation shall not reissue any shares of the Series D Preferred Stock and shall from time to time in accordance with applicable law increase the authorized amount of its Common Stock in the event that the number of authorized shares of Common Stock remaining available for issuance shall not be sufficient to permit conversion of the Series D Preferred Stock.

     Section 2. Dividends and Distributions. The holders of Series D Preferred Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion; provided, however, that no such dividend may be declared or paid on any shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock or any one or more other series of preferred stock subsequently designated as pari passu with the Series D Preferred Stock, unless at the same time a dividend is declared or paid on all outstanding shares of Series D Preferred Stock, with holders of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, any one or more other series of preferred stock subsequently designated as pari passu with the Series D Preferred Stock and Common Stock sharing in any such dividends as if they constituted a single class of stock and with each holder of shares of Series D Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Series D Preferred Stock are then convertible in accordance with Section 5 hereof.

     Section 3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, or upon any Liquidating Merger, each holder of shares of Series D Preferred Stock shall be entitled to be paid, on a pari passu basis to the Series A Preferred and the Series B Preferred Stock and or any one or more other series of preferred stock subsequently designated as pari passu with the Series D Preferred Stock (collectively including the Series D Preferred Stock, the "Senior Stock"), before any distribution or payment is made upon any Common Stock and any other capital stock ranking on liquidation junior to the Series D Preferred Stock (the Common Stock and such other capital stock being referred to collectively as, "Junior Stock"), from the assets of the Corporation available for distribution to its Stockholders, whether from capital, surplus or earnings, an amount in cash equal to the sum of the aggregate Liquidation Value of all shares of Series D Preferred Stock held by such holder. Prior to the liquidation, dissolution or winding up of the Corporation or to any Liquidating Merger, the Corporation shall declare for payment all declared and unpaid dividends, if any, with respect to the Series D Preferred Stock as set forth in
Section 2 hereof. If upon any such liquidation, dissolution or winding up of the Corporation or any such Liquidating Merger, the Corporation's assets to be distributed among the holders of the Senior Stock are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon their respective aggregate preferential amounts to which they are entitled. The Corporation shall give written notice of such liquidation, dissolution or winding up or of such Liquidating Merger, not less than 30 days prior to the payment date stated therein, to each record holder of shares of Series D Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities that is a wholly-owned subsidiary of the Corporation, nor the sale or transfer by the Corporation of all or any part of its assets to any such wholly-owned subsidiary, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution winding up or Liquidating Merger of the Corporation within the meaning of this Section 3. After distribution of the holders of Series D Preferred Stock and any other class of securities ranking in liquidation on parity with the Series D Preferred Stock of the full preferential amount to which they are entitled, the Series D Preferred Stock shall be cancelled and not entitled to any further rights under this

Certificate of Designation of Series D Preferred Stock, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of shares of Junior Stock pro rata based and other shares of preferred stock having rights of participation with the Common Stock.

     In the event of a Liquidating Merger, the amount deemed distributed to the holders of the Series D Preferred Stock upon any such transaction shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity, as applicable; provided, however, that holders of the Series D Preferred Stock shall have any and all rights to be paid in cash with respect to such distribution to the extent that holders of Series A Preferred Stock, Series B Preferred Stock or any other capital stock of the Corporation are paid in cash. In the event the distribution is not in cash, the value of such property, rights or other securities shall be determined consistently with the determination made with respect to the distribution made to holders of Series A Preferred Stock, Series B Preferred Stock and any other capital stock of the Corporation. The Corporation shall promptly provide to the holders of shares of Series B Preferred Stock such information concerning the terms of such merger, consolidation, asset sale or change of control transaction and the value of the assets of the Corporation as may reasonably be requested by the holders of Series D Preferred Stock and may be produced by the Corporation without undue burden or expense.

     Section 4. Voting Rights. Each outstanding share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible pursuant to Section 5 hereof as of the record date for the vote or written consent of stockholders, if applicable. Each holder of shares of Series D Preferred Stock shall be entitled to notice of any stockholder's meetings in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders including any merger, sale of assets, liquidation, dissolution, recapitalization or other fundamental transaction involving the Corporation or any of its subsidiaries, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof or the Certificate of Incorporation.

     4.1 Protective Voting Provisions. So long as shares of the Series D Preferred Stock shall be outstanding, without first obtaining the approval (by vote or written consent, as provided by law or by the Certificate of Incorporation or the bylaws of the Corporation, each as amended from time to time) of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class, the Corporation shall not:

          (i) increase the authorized number of shares of Series D Preferred Stock; or

          (ii) amend, alter, or repeal the rights, powers or preferences of the holders of the Series D Preferred Stock as set forth herein as to affect them adversely.

     Section 5 Conversion. Upon any conversion of any share of Series D Preferred Stock, each such share of Series D Preferred Stock shall be canceled and not subject to reissuance as Series D Preferred Stock, but shall rather be undesignated and unreserved Preferred Stock of the Corporation.

     5.1 Elective Conversion. At any time and from time to time, at his, her or its absolute and sole discretion, any holder of shares of Series D Preferred Stock may convert all or any portion of the Series D Preferred Stock (including any fraction of a share) held by such holder, into a number of fully paid and nonassessable shares of Conversion Stock equal to the product of the number of shares of Series D Preferred Stock being converted multiplied by the Conversion Ratio then in effect by delivery to the Corporation of a number of shares of Series D Preferred Stock to be converted, and by surrendering such holder's certificate(s) in accordance with Section 5.6 hereof, and subject to Section 5.7 hereof.

     5.2 Automatic Conversion. Immediately prior the closing of (i) a Qualified IPO, (ii) the consummation of any merger or sale of a majority of the Common Stock of the Corporation or of all or substantially all of its assets (other than a merger with or sale to an Affiliate of the Corporation) in which the holders of the Series D Preferred Stock would be entitled to receive in a transaction consideration worth at least $1.90 per share of Series D Preferred Stock (as adjusted for stock dividends, splits, divisions or combinations and the like) or such lesser amount as shall approved by the holders of the Series A Preferred Stock and Series B Preferred Stock voting as a single class provided that each share of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock receives an equal amount to which they would be entitled to in a liquidation of the Company, or (iii) the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock into Common Stock, then any and all outstanding shares of Series D Preferred Stock shall automatically convert to Conversion Stock at the then effective Conversion Ratio without any further action on the part of any holder of the Series D Preferred Stock, subject to Sections 5.8 and Section 5.9 hereof. Transactions subject to Section
5.2 shall not be deemed to be a Liquidating Merger.

     5.3 Conversion Ratio. The "Conversion Ratio" shall be determined by dividing the Original Liquidation Price by the Conversion Price (as defined in Section 5.4 hereof).

     5.4 Conversion Price. The initial "Conversion Price" shall equal $1.90 per share. The Conversion Price shall be subject to adjustment from time to time as follows:

     5.5 Adjustments to the Conversion Price. Except as provided in Section 5.6 and except in the case of an event described in Section 5.7, if and whenever after the date on which the Certificate of Designation of the Series D Preferred Stock becomes effective (the "Closing Date") the Corporation shall issue or sell, or is, in accordance with this Section 5.5, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale (a "Dilutive Issuance"), then, upon such Dilutive issuance, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (2) the consideration, if any, received by the Corporation upon such issue or sale (determined as set forth below) by (ii) the total number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold.

     For purposes of this Section 5.5, the following shall also be applicable:

          5.5.1 Issuance of Rights or Options. If the Corporation shall, at any time after the Closing Date, in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), in each case for consideration per share (determined, as provided in this paragraph and in Section 5.5.5 less than the Conversion Price, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section 5.5.3, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          5.5.2 Issuance of Convertible Securities. If the Corporation shall, at any time after the Closing Date, in any manner issue or sell any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section B.5.5.5 less than the Conversion Price, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued, as of the date of the issue or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that (1) except as otherwise provided in Section 5.5.3, no adjustment of the

Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          5.5.3 Change in Option Price or Conversion Rate. If there shall occur a change in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section 5.5.1 or any Convertible Securities referred to in Section 5.5 or 5.6, (B) the purchase price provided for in any Option referred to in Section 5.5, (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5.5 or 5.6 or (D) the rate at which Convertible Securities referred to in Section B.5.5 or (2) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section 5.6, then the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities that are still outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced; and on the termination or repricing of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall be increased to the Conversion Price that would have been in effect at the time of such termination or repricing had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or issued at such higher price, as the case may be.

          5.5.4 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or other property of the Corporation that they would have received had the Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series D Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series D Preferred simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities as they would have received if all outstanding share of Series D Preferred Stock had been converted into Common Stock on the date of such event.

          5.5.5 Consideration for Stock. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause
(A) of Section 5.5.1 or 2, as appropriate. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 5.5.1 or 2 as appropriate) as determined in good faith by the Board of Directors of the Corporation. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          5.5.6 Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          5.5.7 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5.

     5.6 Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock or the Convertible Note or upon exercise of warrants to purchase Common Stock outstanding as of December 31, 2000, (ii) shares issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; provided, that such actions shall have been approved by a majority of the members of the Board of Directors, which shall include the Series B Preferred Stock Director Designee, or (iii) up to an aggregate of 7,500,000 shares of Common Stock (subject to appropriate adjustment for any stock split, stock dividend or similar event) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation or to the National Advisory Board, in each case authorized by the Board of Directors and issued pursuant to the Corporation's 2000 Incentive Compensation Plan or any other equity incentive plan approved by a Majority

Interest ("Excluded Share"), plus such number of Excluded Shares that are repurchased by the Corporation from such persons after such Closing Date in accordance with the Amended and Restated Certificate of Incorporation of the Corporation, pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices (appropriately adjusted to reflect the occurrence of any event described in Section 5.7 paid by such persons to the Corporation therefor).

     5.7 Other Adjustments.

          5.7.1. Subdivision or Combination of Common Stock. In case the Corporation shall at any time after the Closing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to Section 5.5.4 by reason thereof.

          5.7.2. Repayment of Convertible Note. In the event that the convertible Note shall be repaid, in whole or in part, the Conversion Price shall be appropriately increased to the Conversion Price that would have been in effect on the Closing Date had the portion of the repaid Convertible Note been excluded in calculating the diluted ownership represented by the Series D Preferred Stock, as follows:

               Conversion Price = 102,000,000/X (rounded to the nearest penny)

               Where: W = 5,100,000 + the principal amount of Convertible Note outstanding after repayment

                          Y = W/102,000,000

                          X = CSE /(1 - Y)

     CSE= 38,441,668 (Common Stock Outstanding) + 500,000 (Series A Preferred Stock) + 3,800,000 (Series B Preferred Stock) + 4,995,353 (options) + cumulative effect of anti-dilution adjustments to the Series A Preferred Stock and Series B Preferred Stock up to and including the issuance of the Series D Preferred Stock, giving effect to the calculation of Y (excluding any dilutive issuances after the issuance of the Series D Preferred Stock or the Convertible Note).

It is agreed that if the entire Convertible Note were repaid immediately after the Closing Date, the Conversion Price would be adjusted to $2.02 per share.

          5.7.3. Exercise of Warrants. Upon the date the Series B Warrants become exercisable, the Conversion Price shall be appropriately decreased to the Conversion Price that would have been in effect on the Closing Date had the Series B Warrants been exercised immediately prior to the Closing Date and included in calculating the diluted ownership represented by the Series D Preferred Stock, in the manner set forth in Section in 5.7.2, except that W = 5,100,000 + the then outstanding principal amount of the Convertible Note, and CSE shall also include the number of shares of Common Stock issuable upon exercise of the Series B Warrants. For this calculation, the treasury method shall be used for calculating the number of shares issuable upon exercise of the Series B Warrant and the "Liquidity Event Price", as defined in the Series B Warrants shall be deemed to be the price at which Common Stock is purchased back under the Series B Warrants.

     5.8 Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series D Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series D Preferred Stock, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     5.9 Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series D Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section 5 set forth with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in Section 5 (including provisions with respect to changes in and other adjustments of the Series D Preferred Stock Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock. Notwithstanding anything to the contrary contained herein, each holder of shares of Series D Preferred Stock shall have the right to elect to give effect to the conversion rights contained in Sections 5.1 or Section 5.2 instead of giving effect to the provisions contained in this Section 5.9 with respect to the shares of Series D Preferred Stock owned by such holder.

     5.10 Mechanics of Conversion.

          5.10.1 Elective Conversion. Before any holder of shares of Series D Preferred Stock shall be entitled to convert the same into shares of Conversion Stock pursuant to Section 5.1 hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed or in blank, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock (or, in addition to the aforementioned places, at such other place as the Board of Directors may reasonably designate), and shall give written notice to the Corporation (in the manner described in Section 10.2 hereof) at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Conversion Stock are to be issued. The Corporation shall use its commercially reasonable efforts promptly to (subject to Section 5.13 hereof), issue and deliver at such office to such holder of shares of Series D Preferred Stock, or to the nominee or nominees of such holder, (x) a certificate or certificates for the number of shares of Conversion Stock to which such holder shall be entitled as herein provided, (y) a certificate representing any shares of Series D Preferred Stock not so converted and (z) an amount of cash equal to declared but unpaid dividends on the shares converted, calculated through the date of such conversion and, if applicable, the payment required by Section 5.11 and Section
5.12 hereof. Any conversion shall be deemed to have been made immediately prior to the close of business on (i) the date such written notice is given (provided that such holder's certificate or certificates are delivered to the Corporation within two business days after such notice is given) or (ii) in any other case, on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Conversion Stock on such date. Notwithstanding the foregoing, no written notice of election to convert or surrender of certificates shall be required in the event of an automatic conversion pursuant to Section 5.10.2.

          5.10.2 Automatic Conversion. Immediately prior to the closing of a Qualified IPO (the "Automatic Conversion Date"), all outstanding shares of Series D Preferred Stock shall be converted into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares of Series D Preferred Stock are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Series D Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Common Stock into which such Series D Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such Qualified IPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of

Common Stock into which the shares of the Series D Preferred Stock surrendered are convertible on the Automatic Conversion Date.

     5.11 Fractional Shares. No fractional shares shall be issued upon conversion of the Series D Preferred Stock into Conversion Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, in its reasonable discretion, the Board of Directors may cause the Corporation to pay cash to such holder equal to such fraction (calculated as to each conversion to the nearest 1/100th of a share) multiplied by the applicable Conversion Price or may round the number of shares of Conversion Stock to be issued to the nearest whole share as follows: (i) any fractional shares equal to at least one-half shall be rounded upward; and (ii) any fractional shares equal to less than one-half shall be rounded downward.

     5.12 Declared, but Unpaid Dividends. Promptly upon conversion, the Corporation shall also pay to the former holders of shares of the Series D Preferred Stock so converted an amount in cash equal to any and all declared but unpaid dividends on the shares of Series D Preferred Stock surrendered for conversion through the date of such conversion (whether or not declared) out of funds legally available for such payment; provided, however, that if the funds of the Corporation legally available for payment of such dividends are insufficient to pay all such dividends required to be paid on such date, those funds which are legally available and not subject to such restrictions shall be used to pay the maximum possible amount of such dividends and the remaining dividends shall be paid as soon as practicable when additional funds of the Corporation not subject to such restrictions become legally available therefor.

     5.13 Transfer Taxes. The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Conversion Stock on conversion of shares of the Series D Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Conversion Stock in a name other than that in which the shares of the Series D Preferred Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     5.14 No Impairment; Cooperation. The Corporation will not avoid or seek to avoid the observance or performance of the conversion rights of the holders of Series D Preferred Stock into Common Stock as set forth in Section 5. Subject to
Section 4.1, this provision shall not restrict the Corporation from effecting an amendment to its Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware. The Corporation shall assist and cooperate with any holder of shares of Series D Preferred Stock required to make any filings or obtain any approvals, governmental or otherwise, prior to or in connection with any conversion of such shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     5.15 Certificate as to Adjustments. Upon the occurrence of each event requiring adjustment or readjustment of the Conversion Price pursuant to this
Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall prepare and cause to be furnished to holders of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation also shall, upon written request of any holder of record of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments and (b) the Conversion Price at the time in effect.

     5.16 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution or to vote on any matter upon which such stockholders may be entitled to vote, the Corporation shall give notice to each holder of shares of Series D Preferred Stock and to each holder of outstanding warrants, options or other rights to acquire Series D Preferred Stock at least 10 days prior to the date specified therein, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote.

     5.17 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock solely for the purpose of effecting the conversion of the outstanding shares of Series D Preferred Stock and convertible notes convertible into shares of Series D Preferred Stock and all shares of Series D Preferred Stock issuable upon exercise of outstanding convertible notes, warrants and options, such number of shares of Conversion Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock and all shares of Series D Preferred Stock issuable upon exercise of outstanding convertible notes, warrants and options. All shares of Conversion Stock that shall be so issued shall be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof.

     Section 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series D Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series D Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 7. Notice; Adjustments.

     7.1 Liquidation Events, Extraordinary Transactions, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) the Board of Directors of the Corporation shall determine in good faith that a Liquidating Merger, Qualified IPO or any other public offering is reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series D Preferred Stock at least thirty (30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidating Merger, Qualified IPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Series D Preferred Stock each holder of Series D Preferred Stock would receive pursuant to the applicable provisions of this Amended and Restated Certificate of Incorporation, and (3) the facts upon which such amounts were determined.

     7.2 Waiver of Notice. The holders of a majority of the outstanding Series D Preferred Stock may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

     Section 8. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series D Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

     Section 9. Redemption. Upon the election of holders of a majority of the outstanding shares of Series D Preferred Stock, upon each date whereby holders of the Series B Preferred Stock properly require the Corporation to redeem shares of Series B Preferred Stock under Article Fourth Section B.5 of the Amended and Restated Certificate of Incorporation, as amended from time to time, the Corporation shall redeem, out of funds legally available therefore, up to a percentage of the Series D Preferred Stock as corresponds to the percentage of Series B Preferred Stock which holders of Series B Preferred Stock may elect to have redeemed by the Corporation at such time under such Article Fourth Section
B.5. The redemption price per share for Series D Preferred Stock in connection with any redemption made pursuant this Section 9 shall be equal to the Liquidation Value of the Series D Preferred Stock, and all payments to the holders of Series D Preferred Stock and Series B Preferred Stock shall be proportionate to the Liquidation Value of the Series D Preferred Stock and the Series B Redemption Amount of the Series B Preferred Stock with respect to the shares to be redeemed under this Section 9 and such Article Fourth Section B.5. Other than with respect to the redemption price, which for the Series D Preferred Stock shall be the Liquidation Value of Series D Preferred Stock, the Corporation shall provide to the holders of the Series D Preferred Stock the same rights, preferences and privileges with respect to redemption as provided to holders of the Series B Preferred Stock under such Article Fourth Section B.5 and the Corporation shall follow corresponding procedures with respect to the same.

The redemption rights under this Section 9 shall be subject to all the limitations, terms and conditions applicable to the holders of Series B Preferred Stock as set forth under such Article Fourth Section B.5, and the other conditions set forth in this Section 9.

     Section 10. Miscellaneous.

     10.1 Definitions. For the purposes of Section 1 through Section 10 of this Article Fourth:

     "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, twenty percent or more of the Stock (as defined below) having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person and (c) in the case of individuals, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Corporation. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or understanding, by virtue of being an executive officer or a director or otherwise. For purposes of this definition, "Stock" means all shares, options, warrants, general or limited partnership or membership interests or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "Common Stock" means, collectively, the Corporation's common stock, par value $.0001 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     "Conversion Price" shall have the meaning assigned to it in Section 5.4 hereof.

     "Conversion Ratio" shall have the meaning assigned to it in Section 5.3 hereof

     "Conversion Stock" means shares of the Common Stock issuable upon conversion of the Series D Preferred Stock, provided that if there is a change such that the securities issuable upon conversion of the Series D Preferred Stock are issued by a Person other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean the number of shares of the securities issuable upon conversion of the Series D Preferred Stock if such securities are issuable in shares, or the units in which such securities are issuable if such securities are not issuable in shares.

     "Convertible Note" shall mean the Convertible Promissory Note of the Corporation dated August 13, 2003 in the aggregate principal amount of $5,100,000.

     "Liquidation Value" of any share of Series D Preferred Stock as of any particular date shall be equal to the Original Liquidation Price per share of Series D Preferred Stock, plus any and all declared and unpaid dividends, including those dividends required to be paid thereon under Section 2 hereof.

     "Liquidating Merger" shall mean any merger, consolidation or sale or exchange of all or substantially all of the property and assets of the Corporation which will result in the stockholders of the Corporation immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the combined voting power of the surviving, continuing or purchasing entity, provided, that, such events shall not be deemed a Liquidating Merger if the Series A Preferred Stock and the Series B Preferred Stock waive their respective rights and do not elect to treat such events as a Liquidating Merger or Liquidating Event under Article Fourth Section A.3 and Article Fourth Section B.3.3 of the Amended and Restated Certificate of Incorporation, as amended from time to time.

     "Original Liquidation Price" of any share of Series D Preferred Stock shall be equal to $1.90 per share.

     "Person" means any individual, sole proprietorship, company, partnership, unincorporated organization, association, limited liability company, trust, joint venture or other business or not for profit entity or government.

     "Qualified IPO" means a sale of the Common Stock to the public in a firm commitment public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with any successor thereto, the "Securities Act"), at per share price (before deducting underwriting discounts and other customary offering expenses) of not less than $1.90 per share (as adjusted for stock dividends, splits, divisions or combinations and the like) or such lesser amount as shall approved by the holders of the Series A Preferred Stock and Series B Preferred Stock voting as a single class, provided that all shares of Series A Preferred Stock and Series B Preferred Stock convert into Common Stock in such transaction.

     "Series B Warrants" shall mean Common Stock purchase warrants entitling the holders to purchase an aggregate of $23,750,000 of Common Stock issued in connection with the sale of Series B Preferred Stock.

     10.2 Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand, or upon receipt if sent by mail (registered or certified mail, return receipt requested and postage prepaid), or on the next business day after deposit if sent by reputable overnight courier service, charged prepaid, or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type), and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices, and (ii) to any holder of shares of Series D Preferred Stock or of Conversion Stock, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     10.3 Severability. If any right, preference or limitation of the Series D Preferred Stock set forth in this Certificate of Incorporation is finally adjudicated by a court of competent jurisdiction to be invalid, unlawful or incapable of being enforced by any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Incorporation which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation, shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be dependent upon any other such right, preference or limitation unless so expressed herein.

                          [The signature page follows]

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman and attested by its Secretary this 12th day of August, 2003.


                                        By: /s/ Valentin P. Gapontsev
                                            ------------------------------------
                                            Chairman of the Board
                                            and Chief Executive Officer


Attest:


/s/ Angelo P. Lopresti
-------------------------------------
Angelo P. Lopresti
Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION, (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted a resolution to amend the Certificate of Incorporation of the Corporation, as follows:

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FOURTH, B, Section 7.2 in its entirety and substituting therefor the following new Article FOURTH, B, Section 7.2:

             Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock or upon exercise of warrants for purchase Common Stock outstanding as of August 25, 2000, (ii) shares issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; provided, that such actions shall have been approved by a majority of the members of the Board of Directors, which shal1 include the Series B Preferred Stock Director Designee, or (iii) up to an aggregate of 8,750,000 shares of Common Stock (subject to appropriate adjustment for any stock split, stock dividend or similar event) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation or to the National Advisory Board, in each case authorized by the Board of Directors and issued pursuant to the Corporation's 2000 Incentive Compensation Plan or any other equity incentive plan approved by a Majority Interest ("Excluded Shares"), plus such number of Excluded Shares that are repurchased by the Corporation from such persons after such Closing Date in accordance with this Amended and Restated Certificate of Incorporation, pursuant to contractual rights held by the Corporation and at purchase prices not exceeding the respective original purchase prices (appropriately adjusted to reflect the occurrence of any event described in Section B.7.3) paid by such persons to the Corporation therefor.

SECOND: That as of the date hereof, the Corporation has received approval of a majority of Series B Convertible Participating Preferred Stockholders of the Corporation.

THIRD: That the aforesaid amendment was duly adopted by the Series B Convertible Participating Preferred Stockholders of the Corporation at a meeting in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of July, 2005.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman of the Board
                                               and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION, (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted a resolution to amend the Certificate of Incorporation of the Corporation, as follows:

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting in its entirety Section 5.6 of the Certificate of Designation of Series D Preferred Stock of the Corporation and substituting therefor the following new Section 5.6:

             Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock or the Convertible Note or upon exercise of warrants to purchase Common Stock outstanding as of December 31, 2000,
        (ii) shares issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; provided, that such actions shall have been approved by a majority of the members of the Board of Directors, which shall include the Series B Preferred Stock Director Designee, or (iii) up to an aggregate of 8,750,000 shares of Common Stock (subject to appropriate adjustment for any stock split, stock dividend or similar event) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation or to the National Advisory Board, in each case authorized by the Board of Directors and issued pursuant to the Corporation's 2000 Incentive Compensation Plan or any other equity incentive plan approved by a Majority Interest ("Excluded Share"), plus such number of Excluded Shares that are repurchased by the Corporation from such persons after such Closing Date in accordance with the Amended and Restated Certificate of Incorporation of the Corporation, pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices (appropriately adjusted to reflect the occurrence of any event described in Section 5.7 paid by such persons to the Corporation therefor); and

SECOND: That as of the date hereof, the Corporation has received approval of the Series D Preferred Stockholder of the Corporation.

THIRD: That the aforesaid amendment was duly adopted by the Series D Preferred Stockholder of the Corporation by written consent without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of September, 2005.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman of the Board
                                               and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION, (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted a resolution to amend the Certificate of Incorporation of the Corporation, as set forth on Exhibit A hereto.

SECOND: That as of the date hereof, the Corporation has received approval of the holders of a majority of the outstanding Series B Convertible Participating Preferred Stock of the Corporation and holders of a majority of the outstanding stock of the Corporation entitled to vote thereon.

THIRD: That the aforesaid amendments were duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by consent of stockholders in lieu of meeting without a meeting in accordance with
        Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of December, 2005.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P Gapontsev
                                            ------------------------------------
                                        Name: Valentin P. Gapontsev
                                        Title: Chairman of the Board
                                               and Chief Executive Officer

                                    Exhibit A

     RESOLVED, that Article Fourth, Section B of the Corporation's Amended and Restated Certificate of Incorporation be amended by deleting in its entirety Section B, and substituting a new Section B as follows:

B.   Series B Preferred Stock.

     Section 1. Designation and Amount. A total of 3,800,000 shares of the Corporation's Preferred Stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock").

     Section 2. Dividends and Distributions. The holders of Series B Preferred Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion; provided, however, that no such dividend may be declared or paid on any shares of Common Stock or Series A Preferred Stock unless at the same time a dividend is declared or paid on all outstanding shares of Series B Preferred Stock, with holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock sharing in any such dividends as, if they constituted a single class of stock and with each holder of shares of Series B Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible in accordance with Section B.6 hereof.

     Section 3. Liquidation: Merger, etc.

          3.1 Series B Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), each holder of outstanding shares of Series B Preferred Stock shall be entitled to be paid, on a pari passu basis to the Series A Preferred, before any amount shall be paid or distributed to the holders of the Common Stock and any other capital stock ranking on liquidation junior to the Series B Preferred Stock (the Common Stock and such other capital stock being referred to collectively as, "Junior Stock"), an amount per share of Series B Preferred Stock, payable in cash, equal to the sum of (i) $25.00 plus any declared but unpaid dividends on such shares of Series B Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (the "Series B Participation Amount") and (ii) such amount of the remaining assets of the Corporation as would have been payable per share of Series B Preferred Stock had each such share been converted to Common Stock immediately prior to such Liquidation Event pursuant to the provisions of Section B.6 hereof (the sum of (i) and (ii), the "Series B Preference Amounts"); provided, however, that in the event that the Series B Preference Amount determined pursuant to the foregoing formula would result in amount equal to or greater than $100.00 per share (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like), the Series B Participation Amount shall be adjusted in a linear fashion such that the adjusted Series B Participation Amount equals the product of (x) the Series B Participation Amount prior to the adjustment and (y) the Adjustment Factor (as defined below). "Adjustment Factor" shall be a number not less than zero and not greater than one determined by the following formula:

                         Adjustment Factor = 1 - (x - y)
                                                 -------
                                                    z

where:

          x = the Series B Preference Amount prior to any adjustment to the Series B Participation Amount (but adjusted appropriately for stock splits, stock dividends, recapitalizations and the like);

          y = $100.00 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like);

          z = $25.00 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like);

     If the amounts available for distribution to holders of Series A Preferred Stock and Series B Preferred Stock upon a Liquidation Event are not sufficient to pay all amounts due, such holders shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

          3.2 Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of the Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          3.3 Amount Payable in Mergers, etc. The holders of not less than a Majority Interest may elect to have treated as a Liquidation Event (i) any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving corporation), (ii) any sale of all or substantially all of the assets or capital stock of the Corporation, or (iii) any other transaction by or as a result of which a single person (or group of affiliated persons) newly acquires or holds stock representing a majority of the Corporation's outstanding voting power (a "Change of Control Transaction"). In such event, all consideration payable to the stockholders of the Corporation by the relevant purchaser or the Corporation in connection with a merger, consolidation or Change of Control Transaction, or all consideration payable to the Corporation and distributable to its stockholders, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid by the purchaser or distributed by the Corporation in redemption of the Series B Preferred Stock, as applicable, to the holders of capital stock of the Corporation in accordance with the preferences and priorities set forth in Sections B.3.1 and B.3.2 above, with such preferences and priorities specifically intended to be applicable in any such merger, consolidation, asset sale or Change of

Control Transaction as if the same were a Liquidation Event. The Corporation shall promptly provide to the holders of shares of Series B Preferred Stock such information concerning the terms of such merger, consolidation, asset sale or Charge of Control Transaction and the value of the assets of the Corporation as may reasonably be requested by the holders of Series B Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger, consolidation or Change of Control Transaction agreement to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property, or redeemed, on a basis which gives effect to the provisions of this Section B.3. The amount deemed distributed to the holders of Series B Preferred Stock upon any such transaction shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity, as applicable; provided, however, that in the event the amount per share to be paid in any such transaction is $25.00 or less (such amount to be adjusted appropriately for stock splits, stock dividends, recapitalizations and the like), such amount shall be paid in cash. The value of such property, rights or other securities shall be determined as provided below in good faith by agreement of the Board of Directors of the Corporation and a Majority Interest. Notwithstanding anything to the contrary contained herein, the holders of shares of Series B Preferred Stock shall have the right to elect by vote of a Majority Interest to give effect o the conversion rights contained in Section B.6 (or by vote of a Majority Interest to give effect to the rights contained in Section B.7.5, if applicable) instead of giving effect to the provisions contained in this Section B.3.3 with respect to the shares of Series B Preferred Stock owned by them. Any election pursuant to this Section B.3.3 shall be made by written notice to the Corporation at least 5 days prior to the closing of the relevant transaction, and any such election shall bind all holders of this Series B Preferred Stock.

     For purposes of valuing any securities or other noncash or consideration to be delivered to the holders of the Series B Preferred Stock any transaction to which this Section B.3 is applicable, the following shall apply:

               (i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

               (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three
     (3) business days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a Majority Interest; provided that if the Corporation and the holders of a Majority interest are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

     Section 4. Election of Directors: Voting.

               4.1.1 Election of Directors. The holders of outstanding shares of Series B Preferred Stock shall, voting together as a separate class, be entitled to elect one (1) Director of the Corporation. Such Director shall be the candidate receiving the greatest number of affirmative votes (with each holder of Series B Preferred Stock entitled to cast one vote, for or against each candidate with respect to each share of Series B Preferred Stock held by such holder) of the outstanding shares of Series B Preferred Stock (the "Series B Preferred Stock Director Designee"), with votes cast against such candidate and votes withheld having no legal effect. The election of the Series B Preferred Stock Director Designee shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Series B Preferred Stock called by holders of not less than a majority interest of the outstanding shares of the Series B Preferred Stock (a "Majority Interest") or (iv) by the written consent of the holder or holders of not less than a Majority Interest. If at any time when any share of Series B Preferred Stock is outstanding any Series B Preferred Stock Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Series B Preferred Stock, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law. The holders of outstanding shares of Series B Preferred Stock shall also be entitled to vote for all other Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share entitled to the same number of votes specified in Section B.4.2. Notwithstanding the foregoing, the holders of outstanding shares of Series B Preferred Stock, may, in their sole discretion, determine to elect no Series B Preferred Stock Director Designee from time to time, and during any such period the Board of Directors nonetheless shall be deemed duly constituted.

          4.2 Voting Generally. Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to Section B.6 hereof as of the record date for the vote or written consent of stockholders, if applicable. Each holder of shares of Series B Preferred Stock shall be entitled to notice of any stockholder's meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including without limitation, Section B.8) or by law.

     Section 5. Redemption.

          5.1 Redemption.

               5.1.1 At any time on or after April 15, 2007, upon the election of the holder or holders of not less a Majority Interest, the Corporation shall redeem, out of funds legally available therefor, up to thirty-three and one-third percent (33 1/3%) of the originally issued and outstanding shares of Series B Convertible Preferred Stock held by each holder of Series B Convertible Preferred Stock at such time;

               5.1.2 At any time on or after August 25, 2007, upon the election of the holder or holders of not less than a Majority Interest the Corporation shall redeem, out of funds legally available therefor, up to that percentage of outstanding shares of Series B Convertible Preferred Stock that would, when combined with any prior redemptions pursuant to Section B.5.1.1 above, result in the redemption by the Corporation of up to sixty-six and two-thirds percent (66 2/3%) of the originally issued and outstanding shares of Series B Convertible Preferred Stock held by each holder of Series B Convertible Preferred Stock at such time; and

               5.1.3 At any time on or after August 25, 2008, upon the election of the holder or holders of not less than a Majority Interest, the Corporation shall redeem, out of funds legally available therefor, up to that percentage of outstanding shares of Series B Convertible Preferred Stock that would, when combined with any prior redemptions pursuant to Section B.5.1.1 and Section B.5.1.2 above, result in the redemption by the Corporation of up to one hundred percent (100%) of the outstanding shares of Series B Convertible Preferred Stock held by each holder of Series B Convertible Preferred Stock at such time.

The foregoing elections shall be made by such holders giving the Corporation and each of the other holders of Series B Preferred Stock not less than sixty (60) business days prior written notice, which notice shall set forth the date for such redemption and the percentage of such shares of Series B Preferred Stock to be redeemed from each holder (which percentage so elected on each redemption date shall be the same for each holder). The price per share for Series B Preferred Stock in connection with any redemption made pursuant to Section B.5.1 shall equal the Series B Participation Amount (the "Series B Redemption Price").

          5.2 Redemption Date and Price Determination. Upon the election of the holders of not less than a Majority Interest to cause the Corporation to redeem Series B Preferred Stock pursuant to Section B.5.1, each holder of Series B Preferred Stock shall be deemed to have elected to cause the applicable percentage of such shares held by such holder to be so redeemed or to so participate. The date upon which a redemption is to occur in accordance with Section B.5.1 shall be specified in the notice of redemption pursuant to Section
B.5.1 and shall be referred to as a "Redemption Date". Subject to Section B.5.3, the aggregate Series B Redemption Price shall be payable in cash in immediately available funds to the respective holders on the Redemption Date in the amount specified in Section B.5.1.

          5.3 Insufficient Funds. If the funds of the Corporation legally available for the redemption of shares of Series B Preferred Stock on the Redemption Date are insufficient to redeem the total number of such shares required to be redeemed on such date, the Corporation shall (i) take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Series B Preferred Stock required to be so redeemed, including without limitation, (A) reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the Delaware General Corporation Law, to the extent permissible under applicable law, to create sufficient surplus to make such redemption and (B) incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation became obligated to redeem on the Redemption Date (but which it has not yet redeemed) at the Series B Redemption Price.

     In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section B.5, including without limitation due to a prohibition of such redemption under the Delaware General Corporation Law, then such shares shall continue to be outstanding and entitled to all of the rights and preferences provided herein, and during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable redemption price shall increase at the rate per annum equal to 3% in excess of the rate established from time to time by Citibank, N.A. as its prime rate (the "Prime Rate") providing, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; provided, however, that, to the extent permitted by law, any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date.

          5.4 Surrender of Certificates. Each holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss"), at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to the holders of Series B Preferred Stock, and each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series B Redemption Price by certified check or wire transfer; provided, however, that if the Corporation has insufficient funds legally available to redeem all shares of Series B Preferred Stock required to be redeemed, each such holder shall, in addition to receiving the payment of the portion of the applicable Series B Redemption Price that the Corporation is not prohibited from paying by certified check or wire transfer, receive a new stock certificate for those shares of Series B Preferred Stock not so redeemed.

     Section 6. Conversion. The holders of Series B Preferred Stock shall have the following conversion rights:

          6.1 Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to a Redemption Date, if any, at the office of the Corporation or any transfer agent for such series, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $25.00 by the Conversion Price at the time in effect for such series (the "Conversion Rate"). In addition, the holders of shares of Series B Preferred Stock shall be entitled at any time, upon the written election of the holder or holders of not less than a Majority Interest, without the payment of any additional consideration, to cause all (but not less than all) of the outstanding shares of Series B Preferred Stock to be converted into Common Stock on the basis that each outstanding share of Series B Preferred Stock shall be converted into the number of fully paid and nonassessable shares of Common Stock which results from dividing $25.00 by the Conversion Price in effect at the time of such conversion, and upon the election to so convert in the manner and on the basis specified in this sentence, all holders of the Series B Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Series B Preferred Stock pursuant to this Section B.6.1. The "Conversion Price" per share for shares of Series B Preferred Stock shall be $25.00, subject to adjustment as set forth in Section
B.7 for event subsequent to the August 25, 2000.

          6.2 Automatic Conversion. All shares of Series B Preferred Stock shall automatically be converted into the right to receive a pro rata portion of the QPO Consideration (as defined below) as of, and in all cases subject to, the closing of the Corporation's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of shares of the Corporation's common stock (i) in which proceeds received by the Corporation (before deduction of underwriter discounts and commissions) equal or exceed $75,000,000, (ii) with respect to which such common stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market, (iii) at an initial public offering price per share of common stock (before deduction of underwriter discounts and commissions), of not less than $3.00 per share (appropriately adjusted for any stock split, stock dividend, combination, recapitalization and the like) and (iv) in which either (A) the Warrants (as defined below) are purchased by the Corporation or its assignee at the closing of the offering for the Warrant Payment Amount (as defined below) or, at the option of the Corporation (B) the holders of the Warrants are permitted to exercise all of the outstanding Warrants on a net exercise basis and are permitted to sell all such shares of common stock issuable upon such exercise of the Warrants in the offering (a "QPO" or "Qualified Public Offering"). If a closing of a QPO occurs, all outstanding shares of Series B Preferred Stock shall be deemed to have been converted into QPO Consideration immediately prior to such closing. For the avoidance of doubt, if the Corporation's underwritten offering to the public pursuant to an effective registration statement under the Securities Act does not meet the requirements for a QPO set forth above, the shares of Series B Preferred Stock shall remain outstanding and shall not be converted as provided in this Section 6.2 upon the closing of such underwritten offering to the public, and there shall be no adjustment of the Conversion Price pursuant to this Section 6.2 because of the offering and any adjustments required by Section 7 shall be made.

     "Warrants" shall mean those certain Common Stock Purchase Warrants entitling the holders to purchase an aggregate of $23,750,000.00 of Common

Stock issued from August to December 2000 in connection with the sale of Series B Preferred Stock, as amended from time to time.

     "QPO Consideration" shall mean the QPO Notes (as defined below) and the QPO Shares (as defined below).

     "QPO Shares" shall mean a number of duly and validly issued, fully paid and nonassessable shares of common stock of the Corporation equal to the quotient of
(i) the sum of the Base Share Amount less the aggregate face value of the QPO Notes, divided by (ii) the initial public offering price per share of common stock (before deduction of underwriter discounts and commissions).

     "Base Share Amount" shall mean the greater of (x) the value the holder of the shares of Series B Stock would have received pursuant to Section 3.1 hereof if a Change of Control Transaction treated as Liquidation Event in the form of a sale of all of the Corporation's stock for cash with the consideration to be paid to the stockholders of the Corporation being equal to the pre-money QPO valuation (as defined below) and (y) the value the holders of the Series B Stock would receive if the Series B Stock converts to Common Stock upon the closing of the QPO using a Conversion Price determined as follows (appropriately adjusted for any stock split, stock dividend, combination, recapitalization and the like):


price per share to the public in           Conversion Price
  the QPO (before deduction of
    underwriter discounts and
          commissions)

equal to or greater than $3.00                  $10.00
      and less than $25.00

equal to or greater than $25.00    price per share to the public in
      and less than $62.50              the QPO divided by 2.5

equal to or greater than $62.50                 $25.00


     "QPO Notes" shall mean unsecured three (3) year term notes issued by the Corporation to the holder of shares of Series B Preferred Stock (the "Payee") with a principal amount equal to the product of (x) the quotient obtained by dividing the number of shares of Series B Preferred Stock converted in a QPO by 3,800,000 and (y) $20,000,000.00, with the following terms and in a form reasonably approved by the holder or holders of a Majority Interest; (i) the indebtedness evidenced by the QPO Note shall be subordinate to the existing and future senior indebtedness of the Corporation, (ii) the indebtedness evidenced by the QPO Note shall be prepayable in whole or part at option of the Corporation without penalty, and (iii) interest on any outstanding principal amount shall be paid in cash annually on the anniversary of the issuance of such note at an interest rate equal to (a) the higher of the short term (3 years or less) applicable federal rate and 4% for the first year, (b) 7% for the second year, and (c) 10% for the third year.

     "Warrant Payment Amount" shall mean an amount equal to the product of (x) $23,750,000.00 and (y) the difference between one (1) and the quotient obtained by dividing the underwriter discount and commission per share in the QPO by the offering price per share to the public in the QPO.

     "pre-money QPO valuation" shall mean an amount equal to the product of (x) the number of shares of common stock of the Corporation outstanding immediately prior to the QPO on a fully-diluted basis and (y) the price per share to the public in the QPO (before deduction of underwriter discounts and commissions). For purposes hereof "on a fully-diluted basis" shall mean the common stock equivalents used by the underwriters to determine the offering price per share to the public, including (1) any outstanding shares of preferred stock that are convertible into common stock are considered to be converted on the terms in effect immediately prior to the QPO, (2) shares of common stock issuable upon exercise of the Warrants shall be included only if the Warrants are not purchased by the Corporation or its assignee, (3) shares of common stock issuable upon conversion of outstanding notes or other convertible securities, and (4) shares of common stock issuable upon exercise of in the money stock options using the treasury stock method, shall be deemed to be outstanding.

          6.3 Procedure for Conversion.

               6.3.1 Voluntary Conversions. Upon election to convert pursuant to Section B.6.1, the relevant holder of Series B Preferred Stock shall surrender the certificate or certificates representing the Series B Preferred Stock being converted to the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or shall deliver an affidavit of loss to the Corporation, at its principal executive office or such other place as the Corporation may from time to time designate by notice to the holders of the Series B Preferred Stock. Upon surrender of such certificate(s) or delivery of an affidavit of loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock upon conversion of Series B Preferred Stock shall be deemed effective as of the date of surrender of such Series B Preferred Stock certificates or delivery of such affidavit of loss and will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

               6.3.2 Automatic Conversion. As of the closing of a QPO (the "Automatic Conversion Date"), all outstanding shares of Series B Preferred Stock shall be converted into the right to receive QPO Consideration without any further action by the holders of such shares and whether or not the certificates representing such shares of Series B Preferred Stock are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Series B Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive QPO Notes and certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates, the Warrants or affidavit of loss, the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, (1) a QPO Note with a principal amount equal to the product of (x) the quotient obtained by dividing the number of shares of Series B Preferred Stock surrendered by 3,800,000 and (y) $20,000,000.00, (2) certificate or certificates for a number of QPO Shares equal to the product of (x) the quotient obtained by dividing the number of shares of Series B Preferred Stock surrendered by 3,800,000 and (y) the total number of QPO Shares, and (3) certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock issuable upon the exercise of the Warrant surrendered and not purchased by the Corporation or its assignee in connection with the QPO.

          6.4 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of in shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, and to reserve such shares for issuance upon such conversion.

          6.5 No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series B Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series B Preferred Stock.

     Section 7. Adjustments.

          7.1 Adjustment to the Conversion Price. Except as provided in Section
B.7.2 and except in the case of an event described in Section B.7.3, if and whenever after August 30, 2000 (the "Closing Date") the Corporation shall issue or sell, or is, in accordance with this Section B.7.1, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale (a "Dilutive Issuance"), then, upon such Dilutive issuance, the Conversion Price shall be reduced as follows:

               (X) if such Dilutive Issuance occurs at any time on or prior to August 25, 2001 (except in connection with issuances of shares of Common Stock to strategic investors in a strategic alliance or other corporate partnering transaction approved by the Board of Directors of the Corporation, (a "Strategic Investment") which shall be subject to clause (Y) below), the Conversion Price shall be reduced to the price so as to be equal to the lowest consideration per share (determined as provided in Section B.7.1.1, Section B.7.1.2 or Section B.7.1.5, as applicable) received for each additional share upon such dilutive issuance.

               (Y) if such Dilutive issuance occurs in connection with a Strategic Investment or at any time after August 25, 2001, the Conversion Price shall be reduced to the price determined by dividing
          (i) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (2) the consideration, if any, received by the Corporation upon such issue or sale (determined as set forth below) by (ii) the total number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold.

     For purposes of this Section B.7.1, the following shall also be applicable:

               7.1.1 Issuance of Rights or Options. If the Corporation shall, at any time after the Closing Date, in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), in each case for consideration per share (determined, as provided in this paragraph and in Section B.7.1.5 less than the Conversion Price, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section B.7.1.3, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               7.1.2 Issuance Convertible Securities. If the Corporation shall, at any time after the Closing Date, in any manner issue or sell any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section B.7.1.5 less than the Conversion Price, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued, as of the date of the issue or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding), at a price per share equal to the amount determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, that (1) except as otherwise provided in Section B.7.13, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               7.1.3 Change in Option Price or Conversion Rate. If there shall occur a change in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section B.7.1 or any Convertible Securities referred to in Section B.7.1 or 2, (B) the purchase price provided for in any Option referred to in Section B.7.1, (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section B.7.1 or 2 or (A) the rate at which Convertible Securities referred to in Section B.7.1 or (2) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section B.7.2, then the Conversion Price in effect at the time of such event shall be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities that are still outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect is thereby reduced; and on the termination or repricing of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall be increased to the Conversion Price that would have been in effect at the time of such termination or repricing had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or issued at such higher price, as the case may be.

               7.1.4 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities or other property of the Corporation other than shares of Common Stock then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or other properly of the Corporation that they would have received had the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series B Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities as they would have received if all outstanding share of Series B Preferred Stock had been converted into Common Stock on the date of such event.

               7.1.5 Consideration for Stock. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Corporation therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section B.7.1.1 or 2, as appropriate. In case any shares of Common Stock shall be issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration received or to be received by the Corporation (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section B.7.1.1 or 2 as appropriate) as determined in good faith by the Board of Directors of the Corporation. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation and a Majority Interest.

               7.1.6 Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               7.1.7 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation; provided, that the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section B.7.

          7.2 Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the Closing Date of (i) shares of Common Stock upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock or upon exercise of warrants to purchase Common Stock outstanding as of August 25, 2000, (ii) shares issued in exchange for the stock or assets of another company in connection with the acquisition of or merger into such company; provided, that such actions shall have been approved by a majority of the members of the Board of Directors, which shall include the Series B Preferred Stock Director Designee, or (iii) up to 8,750,000 shares of Common Stock or options therefor (subject to appropriate adjustment for any stock split, stock dividend or similar event) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation or to the National Advisory Board, in each case authorized by the Board of Directors and issued pursuant to the Corporation's 2000 Incentive Compensation Plan or any other equity incentive plan approved by a Majority Interest ("Excluded Shares"), plus such number of Excluded Shares that are repurchased by the Corporation from such persons after such Closing Date in accordance with the Corporation's Certificate of Incorporation, pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices (appropriately adjusted to reflect the occurrence of any event described in Section B.7.3 paid by such persons to the Corporation therefor.

          7.3 Subdivision or Combination of Common Stock. In case the Corporation shall at any time after the Closing Date subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to Section B.7.1.4 by reason thereof.

          7.4 Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          7.5 Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section B.7 set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in Section B.7 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock Notwithstanding anything to the contrary contained herein, each holder of shares of Series B Preferred Stock shall have the right to elect to give effect to the conversion rights contained in Section B.6 (or the rights contained in Section B.3.3, if applicable) instead of giving effect to the provisions contained in this Section B.7.3 with respect to the shares of Series B Preferred Stock owned by such holder.

     Section 8. Covenants. The Corporation shall not (whether by merger, consolidation, operation of law or otherwise), without first having provided written notice of such proposed action to each holder of outstanding shares of Series B Preferred Stock and having obtained the affirmative vote or written consent of the holders of a Majority Interest:

          8.1 declare or pay any dividends or make any distributions of cash, property or securities of the Corporation in respect of its capital stock (other than (i) with respect to the Series A Preferred Stock or (ii) dividends that are paid pro rata to the holders of the Series B Preferred Stock), or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock or stock appreciation, phantom stock or similar rights, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Series B Preferred Stock pursuant to and as provided in the Corporation's Certificate of Incorporation, (ii) the repurchase of Excluded Shares pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase price (appropriately adjusted to reflect the occurrence of any event described in Section B.7.3), or (iii) dividends or distributions payable solely in shares of Common Stock;

          8.2 authorize or issue, or obligate itself to issue, any convertible debt or other debt with any equity participation or any other equity security ranking senior to the Series B Preferred Stock as to liquidation, sale or merger preferences, conversion, redemption or dividend rights or with any special voting rights;

          8.3 amend, alter or repeal (whether by merger, consolidation, operation of law or otherwise) any provision of, or add any provision to, Section B of the Corporation's Certificate of Incorporation or otherwise alter or change the rights, preferences, privileges or powers of or restrictions provided for the benefit or, the Series B Preferred Stock;

          8.4 otherwise adopt (whether by merger, consolidation, operation of law or otherwise) any amendment to the Corporation's Certificate of Incorporation or by-laws that adversely affects the powers, preferences or material rights of the Series B Preferred Stock or that results in the holders of any other series of preferred stock of the Corporation receiving more value in cash, securities of the Corporation or a combination thereof in a Qualified Public Offering than such holders would have received if a Liquidation Event had occurred under the terms of such preferred stock as they existed on December 21, 2005, assuming the assets of the Corporation are valued at an amount equal to the pre-money IPO valuation for the QPO in such Liquidation Event;

          8.5 increase the number of authorized shares of Series B Preferred Stock or reclassify any capital stock;

          8.6 change the nature of the business now conducted by the Company;

          8.7 effect a recapitalization or reorganization in a form which results in the termination of the Corporation's status as a Corporation under the Internal Revenue Code of 1986, as amended (including without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

          8.8 enter into any agreement to do say of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of a Majority Interest.

     Further, the Corporation shall not, by amendment of the Corporation's Certificate of Incorporation or through any Liquidation Event or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock against impairment. Any successor to the Corporation shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series B Preferred Stock.

     Section 9. Notice: Adjustment.

          9.1 Liquidation Events, Extraordinary Transactions, Etc. In the event
(i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote as a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event, event deemed a Liquidation Event pursuant to Section
B.3.3 hereof, QPO or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series B Preferred Stock at least thirty
(30) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, event deemed a Liquidation Event pursuant to Section
3.3.3 hereof, QPO or other public offering is expected to become effective, and
(C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in detail (1) the facts of such transaction, (2) the amount(s) per share of Series B Preferred Stock each holder of Series B Preferred Stock would receive pursuant to the applicable provisions of the Corporation's Certificate of Incorporation, and (3) the facts upon which such amounts were determined.

          9.2 Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section B.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth in detail (i) such adjustment or readjustment, (ii) the Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Preferred Stock. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

          9.3 Waiver of Notice. The holder or holders of a Majority interest may, at my time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

     Section 10. No Reissuance of Series Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     Section 11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Series B Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            IPG PHOTONICS CORPORATION

     IPG PHOTONICS CORPORATION, (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the "Board of Directors") duly adopted resolutions to amend the Certificate of Incorporation of the Corporation, as set forth on Exhibit A hereto

SECOND: That as of the date hereof, the Corporation has received approval of the holders of a majority of the outstanding Series A Convertible Preferred Stock of the Corporation and holders of a majority of the outstanding stock of the Corporation entitled to vote thereon.

THIRD: That the aforesaid amendments were duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by consent of stockholders in lieu of meeting without a meeting in accordance with
        Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of January, 2006.

                                        IPG PHOTONICS CORPORATION


                                        By: /s/ Valentin P. Gapontsev
                                            ------------------------------------
                                            Chairman of the Board and
                                            Chief Executive Officer

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                                    Exhibit A

     RESOLVED, that Article Fourth, Section A.5.4 of the Corporation's Amended and Restated Certificate of Incorporation be amended by deleting in its entirety Section A.5.4, and substituting a new Section A.5.4 as follows:

          5.4 Conversion Price. In the event of a Qualified IPO, the Conversion Price shall equal the lower of (i) $10.00 per share as adjusted from time to time as set forth below or (ii) the price to the public of a share of Common Stock (before deduction of underwriter discounts and commissions). In all other events, the Conversion Price shall equal $10.00 per share as adjusted from time to time as set forth below.

     RESOLVED, that the definition of "Qualified IPO" in Article Fourth, Section
A.7.1 of the Corporation's Amended and Restated Certificate of Incorporation be amended by deleting such definition its entirety, and substituting a new definition of "Qualified IPO" in Section A.7.1 as follows:

     "Qualified IPO" means the sale of the Common Stock to the public in a firm commitment public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with any successor thereto, the "Securities Act") in which (i) the gross proceeds from primary shares offered by the Company to equal or exceed $35 million, (ii) the per share price in the initial public offering (before deduction of underwriter discounts and commissions) shall equal or exceed $3.00 per share (appropriately adjusted for any stock split, stock dividend, combination, recapitalization, and the like), and (iii) the common stock is listed for trading on either the New York Stock Exchange or NASDAQ National Market.


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